Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO AND CONSENT UNDER THE

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to and Consent Under the Amended and Restated Loan and Security Agreement (this “Amendment”), dated as of November 8, 2018, is entered into by and among Aegerion Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), Aegerion Pharmaceuticals Holdings, Inc., a Delaware corporation (“New Guarantor”) and Novelion Therapeutics Inc. (“Novelion”), a British Columbia corporation, as lender (in such capacity, “Lender”).

BACKGROUND

WHEREAS, Borrower and Lender are party to that certain Amended and Restated Loan and Security Agreement, dated as of March 15, 2018 (as amended, restated or otherwise modified from time to time, including, for the avoidance of doubt, as amended by this Amendment, the “Intercompany Loan Agreement”);

WHEREAS, Borrower, Sarissa Capital Offshore Master Fund LP (“Sarissa Master Fund”), Sarissa Capital Catapult Fund LLC (“Sarissa Catapult Fund”), Broadfin Healthcare Master Fund Ltd. (“Broadfin Master Fund,” together with Sarissa Master Fund and Sarissa Catapult Fund, the “Shareholder Lenders”), and Wilmington Savings Fund Society, FSB, as agent (the “Shareholder Agent”), are party to that certain Loan and Security Agreement, dated as of March 15, 2018 (as amended, restated or otherwise modified from time to time, the “Shareholder Loan Agreement” and, together with the Intercompany Loan Agreement, the “Existing Loan Agreements”);

WHEREAS, Lender and the Shareholder Lenders are party to that certain Subordination Agreement, dated as of March 15, 2018 (the “Shareholder Subordination Agreement”), which governs the relative priority of Borrower’s indebtedness under the Intercompany Loan Agreement and the Shareholder Loan Agreement;

WHEREAS, as of the date hereof (before giving effect to the transactions contemplated herein) the aggregate outstanding amount of (i) the Obligations with respect to the Term Loans (including, for the avoidance of doubt, outstanding principal and accrued and unpaid interest) under the Intercompany Loan Agreement is $40,146,570, and (ii) the “Obligations” (as defined in the Shareholder Loan Agreement) with respect to the “Term Loans” (including, for the avoidance of doubt, outstanding principal and accrued and unpaid interest) under the Shareholder Loan Agreement is $21,215,757 (“Outstanding Shareholder Loans”).

WHEREAS, in connection with the extension to Borrower of a new secured term loan facility in an aggregate original principal amount not to exceed $50,000,000 and of a roll up of certain existing Convertible Notes held by the Bridge Lenders in an amount not to exceed $22,500,000 pursuant to that certain Bridge Credit Agreement, dated as of November 8, 2018 (the “Bridge Credit Agreement”) attached hereto at Annex B, among Borrower, each lender party thereto (the “Bridge Lenders”) and Cantor Fitzgerald Securities, as agent to the Bridge Lenders, Borrower has requested that Lender (i) consent to Borrower (A) entering into the Bridge Credit Agreement and the other “Loan Documents” (as defined in the Bridge Credit Agreement (the “Bridge Loan Documents”)), (B) incurring additional Indebtedness in the form the “New Money Loans” (as defined in the Bridge Credit Agreement) (the “New Money Bridge Loans”) in an aggregate original principal amount not to exceed $50,000,000, (C) incurring additional Subordinated Debt in the form of the “Roll Up Loans” (as defined in the Bridge Credit Agreement) (the “Junior Roll Up Loans”, together with the New Money Bridge Loans, the “Bridge Loans”) in an aggregate principal amount not to exceed $22,500,000, provided that the Junior Roll Up Loans shall be subordinated and junior in right of payment to the Intercompany Loans on the terms and conditions set forth in the Subordination Agreement, dated as of November 8, 2018 (the “Bridge

Subordination Agreement”) among the lenders making the New Money Bridge Loans (in such capacity, the “Senior Bridge Lenders”), the lenders making the Junior Roll Up Loans (in such capacity, the “Junior Bridge Lenders”) and Lender and one hundred percent (100%) of the proceeds of the Junior Roll Up Loans will be applied to purchase Convertible Notes, which will be surrendered to the Trustee for cancellation and cancelled, (D) granting Liens and security interests in the Collateral in favor of the Bridge Lenders; provided that the Liens and security interests securing the Roll Up Loans shall be subordinated and junior to the Liens securing the Obligations under the Intercompany Loan Agreement on the terms and conditions set forth in the Bridge Subordination Agreement, (E) paying the reasonable and documented out-of-pocket costs and expenses of the Bridge Lenders in accordance with Section 10.04 of the Bridge Credit Agreement, and (F) repaying in full the Outstanding Shareholder Loans from the proceeds of the New Money Bridge Loans, subject to the contemporaneous termination of any commitments under the Shareholder Loan Agreement and the Shareholder Loan Agreement and all “Loan Documents” as defined therein and the release of all Liens securing Borrower’s obligations in respect of the foregoing on the terms and conditions set forth herein and in the Bridge Credit Agreement (the foregoing clauses (A)-(F), collectively, the “Bridge Transactions”), and (ii) agree to amend the Intercompany Loan Agreement as set forth herein;

WHEREAS, in consideration of Lender’s willingness to provide such consent and to amend the Intercompany Loan Agreement, in each case, as set forth herein and pursuant to the terms and conditions set forth herein, the parties hereto have agreed to join the New Guarantor as a Guarantor to the Intercompany Loan Agreement and the other Loan Documents, including the grant of a perfected security interest in and Lien on substantially all of its assets, which Lien and security interest shall be junior only to the “New Senior Debt,” as defined in, and as the term is set forth in, the Bridge Subordination Agreement, to secure the payment and performance in full of all of the Obligations under the Intercompany Loan Agreement and the other Loan Documents; and

WHEREAS, Lender is willing, subject and pursuant to the terms and conditions set forth herein and in the Intercompany Loan Agreement (as amended) to (i) consent to the Bridge Transactions and (ii) enter into this Amendment.

NOW, THEREFORE, in consideration of the matters set forth in the background above and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1                                              Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Intercompany Loan Agreement (as amended by this Amendment); provided that each of “Certain Proceeds Reinvestment Budget,” “Permitted Designated Licensing Transaction” and “Permitted Designated Licensing Transaction Amount” has the meaning set forth on Annex D hereto and “Compliance Certificate” means the form set forth on Annex E hereto

Section 2                                              Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent:

(a)                                 Lender shall have received, in form and substance satisfactory to Lender:

i.      counterparts of this Amendment executed by the Loan Parties;

ii.     the Guaranty, duly executed and delivered by New Guarantor, which Guaranty shall be substantially in the form attached hereto at Annex C;

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iii.    a certificate of the Secretary or Assistant Secretary (or other equivalent officer or manager) of each Loan Party, dated as of the date hereof, which shall certify (A) copies of resolutions of the board of directors of such Loan Party authorizing (x) the execution, delivery and performance of this Amendment and the other Loan Documents to which such Loan Party is a party and (y) the granting by each Loan Party of the Liens upon the Collateral to secure the Obligations, (B) the incumbency and signature of the officers of each Loan Party authorized to execute this Amendment and the other Loan Documents and (C) copies of the Organizational Documents of each Loan Party as in effect on such date, complete with all amendments thereto;

iv.    good standing certificates of each Loan Party certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the date hereof;

v.     a certificate of the appropriate official(s) of each jurisdiction of foreign qualification of each Loan Party, except for such jurisdictions where the failure to be so qualified would not reasonably be expected to have a Material Adverse Change, individually or in the aggregate, certifying as of a recent date not more than thirty (30) days prior to the date hereof, as to the subsistence in good standing of such Loan Party;

vi.    the Perfection Certificate of each Loan Party in form and substance satisfactory to Lender, dated as of the date hereof;

vii.   a certificate of a Responsible Officer of the Borrower certifying that (A) after giving effect to this Amendment, each of the representations and warranties of the Loan Parties set forth in the Intercompany Loan Agreement and each other Loan Document to which such Loan Party is true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date), provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; (B) before and after giving effect to this Amendment and the Bridge Transactions no Default or Event of Default exists; (C) each of the each of the representations and warranties of the Loan Parties set forth in Section 6 below is true and correct; and (D) attached thereto is a true, correct and complete copy of the Initial Budget; and

viii.  a legal opinion of counsel to the Loan Parties, dated as of the effective date hereof, in form and substance satisfactory to Lender.

(b)                                 Lender shall have received the results of recent lien searches in the jurisdiction or organization of each Loan Party and each jurisdiction where assets of the Loan Parties are located or such other jurisdictions as required by Lender, and such search results shall reveal no Liens on any of the assets of the Loan Parties except for Permitted Liens or Liens which shall be discharged on or prior to the date hereof pursuant to a payoff letter or other similar documentation satisfactory to Lender;

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(c)                                  Lender shall have received evidence, satisfactory to Lender, that Borrower has paid, or caused to be paid, in-kind (being added to the principal amount of the Term Loans) on the date of the closing of the Bridge Transactions, to Lender, solely in its capacity as Lender under the Intercompany Loan Agreement, a fee equal to 0.50% of the aggregate outstanding principal the Term Loans after giving effect to the repayment of the Term Loans contemplated under Section 2(e) below, which fee is equal to $183,233;

(d)                                 Lender shall have received evidence, satisfactory to Lender, that Borrower has paid, or caused to be paid, the reasonable and invoiced fees, costs and expenses of Goodwin Procter LLP and Evercore Group L.L.C., which Lender incurred in connection with the negotiation of this Amendment, the Bridge Subordination Agreement, the Guaranty and the other documents, agreements and transactions contemplated hereby and thereby, which amount shall not be in excess of $500,000;

(e)                                  Lender shall have received a payment of $3,500,000 from the proceeds of the “New Money Loans” (as defined in the Bridge Credit Agreement) in satisfaction of a portion of the outstanding Term Loans, which payment shall be made in accordance with Section 2.4 of the Intercompany Loan Agreement;

(f)                                   Lender shall have received, in each case in form and substance satisfactory to Lender, (i) a payoff letter or other evidence that (A) all “Obligations” (as defined in the Shareholder Loan Agreement) (other than inchoate indemnity obligations) have been satisfied in full and each Shareholder Lender is under no further obligations thereunder, (B) all commitments of the Shareholder Lenders under the Shareholder Loan Agreement have been terminated and (C) that all Liens granted under the Shareholder Loan Agreement are terminated and released, (ii) evidence that all Liens and security interests granted under the Shareholder Loan Agreement and the other “Loan Documents” (as defined in the Shareholder Loan Agreement) have been released and terminated and are no longer in force and effect, including, but not limited to, UCC-3 termination statements and releases with respect to filings at the United States Patent and Trademark Office and/or United States Copyright Office, as applicable, and (iii) evidence that the Convertible Notes purchased with the proceeds of the Junior Roll Up Loans have been surrendered to the Trustee for cancellation, and so cancelled, are no longer outstanding;

(g)                                  Lender shall have received executed counterparts to the Bridge Subordination Agreement, in form and substance satisfactory to Lender, duly executed and delivered by each of the Bridge Lenders;

(h)                                 Lender shall have received evidence that all of the conditions to funding the “New Money Loans” (as defined in the Bridge Credit Agreement) and the “Roll Up Loans” (as defined in the Bridge Credit Agreement) under the Bridge Credit Agreement (other than the consent contemplated under Section 8 hereof) shall have been satisfied or waived; and

(i)                                     Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Change, except for (i) any matters set forth in any public filings of Novelion prior to the First Amendment Effective Date, (ii) any matters disclosed on the disclosure schedules to the “Loan Documents” (as defined in the Bridge Credit Agreement) as of the First Amendment Effective Date, and (iii) such events disclosed in writing to Lender or its Professionals prior to the First Amendment Effective Date.

Section 3                                              Amendment to the Intercompany Loan Agreement. The Intercompany Loan Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example:  double underlined text) as set forth in the pages of the

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Intercompany Loan Agreement attached hereto as Annex A.

Section 4                                              Joinder to Loan Documents. By execution of this Amendment, the New Guarantor hereby joins as, assumes the duties, obligations, indebtedness, liabilities, covenants and undertakings of, adopts the obligations, liabilities and role of and becomes a Guarantor under the Intercompany Loan Agreement and the other Loan Documents.  All references to “Guarantor” or “Guarantors” and to “Loan Party” or “Loan Parties” contained in the Intercompany Loan Agreement and the other Loan Documents are hereby deemed for all purposes to also refer to and include the New Guarantor as a Guarantor or a Loan Party, as the case may be, and the New Guarantor hereby agrees to be bound by and comply with all terms and conditions of the Intercompany Loan Agreement and the other Loan Documents as if it were an original signatory to the Intercompany Loan Agreement and the other Loan Documents in such capacities, and the Intercompany Loan Agreement and the other Loan Documents are hereby deemed amended, as appropriate, to so provide.  Without limiting the generality of the provisions of this Section 4, the New Guarantor agrees that it is, and will be, jointly and severally liable as a Guarantor for all Guarantee Obligations incurred prior to the date hereof by the existing Loan Parties under the Intercompany Loan Agreement and the other Loan Documents.

Section 5                                              Creation of Security Interest; Reaffirmation of Obligations.

(a)                                 Grant of Security Interest. Without limiting the generality of Section 4 or Sections 5(b) and 5(d) hereof, each Loan Party hereby grants to the Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  The grant of a security interest in the foregoing sentence is in addition to, and in furtherance of, Borrower’s grant of a security interest under the Intercompany Loan Agreement and, all security interests in and the pledges of the Collateral granted under the Intercompany Loan Agreement (the “Existing Liens”) are hereby ratified, confirmed, renewed, extended and carried forward by the Loan Parties as security for the Obligations.  The security interests in and pledges of the Collateral granted by the Intercompany Loan Agreement are in addition to and not a novation of the Existing Liens.  If the Intercompany Loan Agreement is terminated, the Lien granted thereafter in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Lender shall, at the Loan Parties’ sole cost and expense, terminate the security interests granted hereunder in the Collateral and all rights therein shall revert to the Loan Parties.

(b)                                 Priority of Security Interest.  The Loan Parties represent, warrant and covenant that (i) the security interest granted herein, under the Original Loan Agreement and under the Intercompany Loan Agreement, in each case, is and shall at all times continue to be a legal and valid perfected security interest in all Collateral, subordinated and junior only to (A) the Permitted Liens having priority by operation of applicable law, (B) the Permitted Liens which are permitted to have priority pursuant to the terms of the Intercompany Loan Agreement and (C) the New Money Bridge Loans and only to the extent of the terms set forth in the Bridge Subordination Agreement and (ii) the Obligations are not subject to offset, deduction, defense or claim against Lender.

(c)                                  Authorization to File Financing Statements and Other Perfection Documents.  Each Loan Party hereby authorizes Lender to file financing statements, without notice to such Loan Party, with all appropriate jurisdictions to perfect or protect Lender’s interests or rights hereunder. Each Loan Party hereby further authorizes Lender to file or record with the United States Patent and Trademark Office (and any successor office) such documents as may be necessary or advisable to perfect or protect Lender’s interest or rights hereunder. Notwithstanding the foregoing authorizations, each Loan Party agrees to file and deliver to Lender upon recording such financing statements as are or may be necessary to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided

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herein and the other rights and security contemplated hereby or as Lender may from time to time reasonably request, and authorization to Lender hereunder shall not relieve the Loan Parties of its obligation to make such filings.

(d)                                 Reaffirmation of Obligations.  Each Loan Party hereby (i) acknowledges, affirms and reaffirms its obligations as set forth in the Intercompany Loan Agreement and the other Loan Documents, (ii) acknowledges, confirms and agrees that as of the date hereof, after giving effect to the payments contemplated to be made on the date hereof under Sections 2(c) and 2(e), the aggregate outstanding amount of Obligations with respect to the Term Loans under the Intercompany Loan Agreement is $36,829,803, (iii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it set forth in the Intercompany Loan Agreement and the other Loan Documents and (iv) acknowledges, confirms and agrees that the Intercompany Loan Agreement and each other Loan Documents is, and shall continue to be, in full force and effect, and is, and shall continue to be, the valid and binding obligation of such Loan Party, both before and after giving effect to this Amendment, and the consummation of the transactions contemplated hereby.

Section 6                                              Representations and Warranties. To induce the Lender to execute this Amendment, the Loan Parties hereby represents and warrants to Lender as follows:

(a)                                 the execution, delivery and performance of this Amendment has been duly authorized by all requisite action of each Loan Party, and this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;

(b)                                 after giving effect to this Amendment, each of the representations and warranties of the Loan Parties set forth in the Intercompany Loan Agreement and each other Loan Document to which such Loan Party is a party is true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(c)                                  all of the conditions to initial funding of the Bridge Loans and to the effectiveness of the consent pursuant to Section 8 below and the amendment of the Intercompany Loan Agreement pursuant to Section 3 above, have been satisfied or will be satisfied simultaneously with effectiveness of the consent pursuant to Section 8 below and the amendment of the Intercompany Loan agreement pursuant to Section 3 above; and

(d)                                 the Convertible Notes purchased with the proceeds of the Junior Roll Up Loans shall have been, or on the date of funding of the Bridge Loans shall be, (i) repurchased in the open market, by tender offer or exchange offer, by private agreement through counterparties or as otherwise permitted by applicable law and Section 2.11 of the Indenture and, in any case, in accordance with applicable law and (ii) surrendered to the Trustee for cancellation, and so cancelled, and no longer outstanding;

(e)                                  both before and after giving effect to this Amendment, no Default or Event of Default exists; and

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(f)                                   a true, correct and complete copy of the Bridge Credit Agreement is attached hereto as Annex B and a true, correct and complete copy of the Initial Budget has been provided to Lender on the First Amendment Effective Date.

Section 7                                              Release.  Effective as of the date hereof, each of the Borrower and the Guarantor, on behalf of itself and its Subsidiaries, successors, assigns, administrators and legal representatives (each, a “Company Releasor”) hereby irrevocably releases and forever discharges Lender and each of its Subsidiaries (other than the Borrower and its Subsidiaries), successors and assigns, and each of its and their respective current, former or future equity holders (other than the Shareholder Lenders), directors, officers, employees, agents, or other representatives of any of them (collectively, “Company Releasees”), from all actions, causes of action, suits, claims and demands whatsoever, in law or in equity (collectively “Claims”), which any Company Releasor ever had, now has, or hereafter shall or may have, against any or all of the Company Releasees, whether known or unknown, contingent or accrued, liquidated or unliquidated, relating in any way to the Borrower, the Guarantor or their Subsidiaries, including, any Claims relating to the Original Loan Agreement, the Intercompany Loan Agreement, the other Loan Documents, or any Company Releasee’s direct or indirect ownership of any interest or investment in the Borrower, the Loan Parties or any of their Subsidiaries or any of their respective businesses, properties, assets or Contracts.  Notwithstanding the foregoing, this release shall not affect any of the liabilities or obligations of each Company Releasees (i) under this Amendment or the Intercompany Loan Agreement, or (ii) which arise out of fraud on the part of such Company Releasee. Each Company Releasor acknowledges that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the subject matter of this release and that the releases contained herein shall be and remain in effect as full and complete general releases, subject to the terms hereof notwithstanding the discovery or existence of any such additional or different facts.  Each Company Releasor (i) represents, warrants and acknowledges that it is familiar with the contents of Section 1542 of the Civil Code of the State of California (“Section 1542”) and (ii) expressly waives and relinquishes any rights or benefits under Section 1542 or any similar statute or common law principle of any jurisdiction.  Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Section 8                                              Consent. Subject to the satisfaction of the conditions set forth in Section 2 hereof, on the terms and conditions set forth herein, Lender hereby consents to the Bridge Transactions; provided that no proceeds of the Bridge Loans shall be used to pay or reimburse any Person for the costs, fees and expenses incurred in connection with (including any investigation of or preparation therefor and whether or not the subject of any action or proceeding) any contest, challenge or dispute of the validity, attachment, perfection, priority (or lack of priority, with respect to the Liens securing) of the Term Loans and other Obligations or the Liens securing the Term Loans and other Obligations.

Section 9                                              Miscellaneous.

(a)                                 Effect of this Amendment. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Intercompany Loan Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Intercompany Loan Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed, in each case, as amended and supplemented hereby.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of Lender under the Intercompany Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Intercompany Loan Agreement or any other Loan Document.  No delay on the part of Lender in exercising any of its respective rights, remedies, powers and privileges

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under the Intercompany Loan Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof.  None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 12.6 of the Intercompany Loan Agreement.

(b)                                 Loan Document. For the avoidance of doubt, this Amendment shall be deemed a Loan Document as defined under the Intercompany Loan Agreement.   Any breach of any provision of this Agreement shall be an Event of Default under Section 8 of the Intercompany Loan Agreement.

(c)                                  Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall constitute effective delivery of such signature page.

(d)                                 Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

(e)                                  Captions.  Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

(f)                                   Entire Agreement.  This Amendment, together with the Intercompany Loan Agreement and the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

(g)                                  References.  Any reference to the Intercompany Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.  Reference in any of this Amendment, the Intercompany Loan Agreement or any other Loan Document to the Intercompany Loan Agreement shall be a reference to the Intercompany Loan Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

(h)                                 Governing Law.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WITHOUT LIMITING THE FOREGOING, THIS AMENDMENT IS SUBJECT TO SECTION 11 OF THE INTERCOMPANY LOAN AGREEMENT.

(i)                                     Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER, GUARANTOR AND LENDER EACH WAIVES THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE INTERCOMPANY LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AMENDMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AEGERION PHARMACEUTICALS, INC., as Borrower

By:	/s/ Barbara Chan
Name:	Barbara Chan
Title:	President

[Signature Page to Amendment]

AEGERION PHARMACEUTICALS HOLDINGS, INC., as New Guarantor

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	President and Secretary

[Signature Page to Amendment]

NOVELION THERAPEUTICS INC., as Lender

By:	/s/ Benjamin S. Harshbarger
Name:	Benjamin S. Harshbarger
Title:	General Counsel and Secretary

[Signature Page to Amendment]

ANNEX A

Amendments to the Intercompany Loan Agreement

Execution Version

THE INDEBTEDNESS AND OTHER OBLIGATIONS OF AEGERION PHARMACEUTICALS, INC. (“BORROWER”) UNDER OR EVIDENCED HEREBY AND THE LIENS AND SECURITY INTERESTS SECURING THE SAME ARE SUBORDINATED AND SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT, DATED AS OF 7, 2018, AMONG BORROWER, NOVELION THERAPEUTICS INC., AND THE LENDERS PARTY THERETO AS “NEW LENDERS”.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 15, 2018, between NOVELION THERAPEUTICS INC., a corporation incorporated under the laws of British Columbia (“Lender”), ~~and~~ AEGERION PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), AEGERION PHARMACEUTICALS HOLDINGS, INC., as a Guarantor, and the other Guarantors from time to time party hereto, provides for the amendment and restatement of the Original Loan Agreement (as defined below) and the terms on which, from and after the Restatement Effective Date (as defined below), Lender shall lend to Borrower and Borrower shall repay Lender.

The parties agree as follows:

1A.                             WAIVER.  Any default or event of default existing under the Original Loan Agreement as of the Restatement Effective Date, including without limitation any violation of any financial covenant is hereby irrevocably waived.  Without limiting the foregoing, Lender waives any right to require Borrower to pay default interest under the Original Loan Agreement with respect to any such defaults or events of default.

1                                         ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2                                         LOAN AND TERMS OF PAYMENT

2.1                               Promise to Pay.  Borrower and Lender have entered into the Loan and Security Agreement, dated as of June 14, 2016, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of October 20, 2017, between Borrower and Lender (as so amended and as otherwise modified prior to the Restatement Effective Date, the “Original Loan Agreement”).  As of the ~~date hereof~~Restatement Effective Date, the outstanding principal balance of the Term Loans (as defined in the Original Loan Agreement), including ~~“~~PIK Interest~~”~~ (as defined in the Original Loan Agreement), ~~is~~was $38,084,861 ~~(~~, and, as of the First Amendment Effective Date the outstanding principal balance of the Term Loans is $36,829,803 (inclusive of all PIK Interest through and including the First Amendment Effective Date, the “Term Loans”).  Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Term Loans and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1                     Term Loans.

~~(a) [Reserved.]~~

(a)                                 ~~(b)~~ Interest Period.  Commencing on the Payment Date falling in the first quarter following the month in which the Effective Date occurs, and continuing on each Payment Date thereafter, Borrower shall make quarterly payments of interest, in arrears, on the outstanding principal amount of the Term Loans, at the rate set forth in Section 2.2(a).

(b)                                 ~~(c)~~ Repayment.  All outstanding principal and accrued and unpaid interest under the Term Loans, and all other outstanding Obligations with respect to the Term Loans, are due and payable in full in cash on the Term Loan Maturity Date.  Once repaid, the Term Loans may not be reborrowed.

(c)                                  ~~(d)~~ Permitted Prepayment.  Borrower shall have the option to prepay all or a portion of the Term Loans made by Lender under this Agreement, without premium or penalty, provided Borrower (i) provides written notice (which may be delivered by electronic mail) to Lender of (x) its election to prepay Term Loans at least one (1) Business Day prior to such prepayment and (y) the amount of such prepayment, and (ii) pays, on the date of such prepayment (A) the principal amount of such prepayment, (B) accrued and unpaid interest on such Term Loans so prepaid, and (C) all other sums, if any, that shall have become due and payable hereunder, including interest at the Default Rate with respect to any past due amounts.

(d)                                 ~~(e)~~ Mandatory Prepayment Upon Acceleration.  If the Term Loans are accelerated by Lender pursuant to Section 9.1(a) following the occurrence of an Event of Default, Borrower shall immediately pay to Lender an amount in cash equal to the sum of: (i) all outstanding principal plus accrued interest under the Term Loans, (ii) accrued and unpaid interest on the Term Loans, and (iii) all other sums, if any, that shall have become due and payable hereunder, including interest at the Default Rate with respect to any past due amounts.

(e)                                  Mandatory Prepayment Upon Execution of the First Amendment. Upon the execution of, and as a condition to the effectiveness of, the First Amendment and Lender’s consent to the Bridge Transactions, Borrower shall immediately pay to Lender $3,500,000 from the proceeds of the “New Money Loans” (as defined in the New Bridge Credit Agreement), which payment shall be made on or before the First Amendment Effective Date in accordance with Section 2.4 hereof.

(f)                                   Mandatory Prepayment Upon a Permitted Designated Licensing Transaction. Upon the consummation of a Permitted Designated Licensing Transaction, as promptly as reasonably practicable, but in any event on the earlier to occur of (i) the date on which prepayment is made to the New Bridge Lenders pursuant to Section 2.02(b) of the New Bridge Credit Agreement (as in effect on the First Amendment Effective Date) with respect to Section 7.05(i) of the New Bridge Credit Agreement (as in effect on the First Amendment Effective Date), and (ii) three (3) Business Days after the receipt of the net proceeds thereof, Borrower shall pay to Lender the Permitted Designated Licensing Transaction Amount in accordance with Section 2.4 hereof and Annex D to the First Amendment.

2.2                               Payment of Interest on the Term Loans.

(a)                                 Interest Rate.  Subject to Section 2.2(b) , the principal amount outstanding under the Term Loans (including any PIK Interest that has been previously capitalized) shall accrue interest at a fixed per annum rate equal to (i) eight percent (8.00%) through and including December 31, 2018 and (ii) eight and one-half percent (8.50%) from January 1, 2019 until the Term Loans are paid in full and shall be payable quarterly in accordance with Sections 2.2(d) and (e) below.

(b)                                 Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) ~~unless Lender otherwise elects from time to time in its sole discretion to impose a smaller increase~~.  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c)                                  Computation: 360-Day Year.  In computing interest, the date of the making of any Term Loans shall be included and the date of payment shall be excluded; provided, however, that if any Term Loans are repaid on the same day on which it is made, such day shall be included in computing interest on such Term Loans.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(d)                                 PIK Interest.  At Borrower’s option, Borrower shall have the right to elect that interest payable hereunder shall be paid in kind and shall be capitalized and added to the outstanding principal amount of the Term Loans (“PIK Interest”) on each Payment Date. As of the Restatement Effective Date, Borrower has made such election and interest payable hereunder shall be paid as PIK Interest, be compounded and be, and be deemed to be, part of the outstanding principal of the Term Loans.  Such election shall continue until such time as Borrower provides written notice that it will make payments of interest payable hereunder in cash or Borrower pays accrued and unpaid interest as of an Interest Payment Date in cash in accordance with Section 2.4.

(e)                                  Interest Payment Date.  Unless otherwise provided, interest is payable quarterly on each Payment Date, and, for the avoidance of doubt, interest payable hereunder and paid as PIK Interest shall be compounded quarterly.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after any judgment.

2.3                               Fees; Lender Expenses.

(a)                                 Borrower shall pay to Lender on request (accompanied by invoice) all Lender Expenses (including invoiced attorneys’ fees and expenses) when due, subject to Section 2.3(b) below.  Borrower acknowledges that whether or not Lender refrains from time to time from invoicing Borrower for Lender Expenses does not release or otherwise affect Borrower’s obligation to pay Lender Expenses upon Lender’s invoice therefor.

(b)                                 Borrower will provide Lender written notice upon (and in any event within one (1) Business Day of) agreeing to pay (or to reimburse) any fees, costs and expenses of any counsel, financial advisor, consultant or other professional (collectively “Professionals”) of any lender or other creditor of Borrower or any of its subsidiaries.  Borrower will not agree with any Person to not pay or reimburse (or agree to withhold or refrain from paying or reimbursing) any Lender Expenses, except to the extent set forth in the New Bridge Intercreditor Agreement.

~~(a) [Reserved.]~~

~~(b)  Upon written request therefor from Lender, Borrower shall pay to Lender all Lender Expenses (including reasonable documented attorneys’ fees and expenses) when due.~~

2.4                               Payments.

(a)                                 All cash payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 1:00 p.m. Eastern time on the date when due.  Payments of principal and/or interest received after 1:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

2.5                               Taxes.

2.5.1                     Defined Terms.  For purposes of this Section 2.5, the term “applicable law” includes FATCA.

2.5.2                     Status of Lender.

(a)                                 To the extent it is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b)                                 Without limiting the generality of Section 2.5.2(a), Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by Borrower) on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

i.                                          If Lender is claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, or

ii.                                       Executed copies of IRS Form W-8ECI.

(c)                                  Without limiting the generality of Section 2.5.2(a), Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by Borrower) on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(d)                                 Without limiting the generality of Section 2.5.2(a), if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)                                  Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify Borrower in writing of its legal inability to do so.

(f)                                   Provided that Lender has complied with the relevant provisions above in this Section 2.5.2, or has provided the documentation described above on or prior to the relevant interest payment date, Borrower shall make all payments hereunder free and clear of any Indemnified Tax, and shall hold Lender harmless against any United States withholding Tax that may be asserted by reason of a change in applicable law; provided that no Lender shall be entitled to receive any greater payment under this Section 2.5.2(f) than Lender as of the date of this Agreement would have been entitled to receive, taking into account any change in applicable law that would have been applicable to such Lender.

3                                         CONDITIONS OF LOANS

3.1                               Conditions Precedent to the Restatement Effective Date.  The effectiveness of this Agreement is subject to the following conditions precedent:

(a)                                 Lender shall have received, in form and substance satisfactory to Lender:

i.                                          Borrower’s duly executed signatures to the Loan Documents;

ii.                                       a certificate of the Secretary or Assistant Secretary (or other equivalent officer or manager) of Borrower dated as of the Effective Date which shall certify (i) copies of resolutions of the board of directors of Borrower authorizing (x) the execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party, and (y) the granting by Borrower of the Liens upon the Collateral to secure the Obligations, (ii) the incumbency and signature of the officers of Borrower authorized to execute this Agreement and the other Loan Documents, and (iii) copies of the Organizational Documents of Borrower as in effect on such date, complete with all amendments thereto;

iii.                                    good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

iv.                                   a certificate of the appropriate official(s) of each jurisdiction of foreign qualification of Borrower, certifying as of a recent date not more than thirty (30) days prior to the Effective Date, as to the subsistence in good standing of Borrower in such jurisdictions, except to the extent such failure to be so qualified would not reasonably be expected to have a material adverse effect on Borrower’s and its Subsidiaries’ businesses taken as a whole;

v.                                      copies, dated as of a recent date, of financing statement searches, as Lender shall reasonably request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or will be terminated or released;

vi.                                   the Perfection Certificate of Borrower; and

vii.                                a legal opinion of Borrower’s counsel dated as of the Restatement Effective Date substantially in the form of Exhibit C attached hereto~~;~~.

~~(b)                                 Borrower and Lenders under the Subordinated Loan Agreement (the “Subordinated Lenders”) shall have entered into the Subordinated Loan Agreement, which, together with the warrants issues in connection therewith, shall be in form and substance reasonably acceptable to Lender; and~~

~~(c)                                  all of the conditions to funding the loans under the Subordinated Loan Agreement shall have been satisfied or waived (other than the effectiveness of this Agreement). .~~

3.2                               Additional Conditions Precedent to the Restatement Effective Date.  The effectiveness of this Agreement is further subject to the following conditions precedent:

~~(a) [Reserved];~~

(a)                                 ~~(b)~~ the representations and warranties in this Agreement shall be true and correct in all material respects on the Restatement Effective Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the making of the applicable Term Loans.  Borrower’s acceptance of each Term Loan is Borrower’s representation and warranty on such date that the representations and warranties in this Agreement are true, accurate, and complete in all material respects as of such date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(b)                                 ~~(c)~~ there shall exist no Default or Event of Default.

4                                         CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.  ~~Borrower~~Each of the Loan Parties hereby grants to the Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  The grant of a security interest in the foregoing sentence is in addition to, and in furtherance of, Borrower’s grant of a security interest under the Original Loan Agreement.

If this Agreement is terminated, the Lien granted hereunder in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Lender shall, at Borrower’s sole cost and expense, terminate the security interests granted hereunder in the Collateral and all rights therein shall revert to ~~Borrower~~the Loan Parties.

4.2                               Priority of Security Interest.  ~~Borrower~~Each Loan Party represents, warrants, and covenants that the security interest granted herein (i) is and shall at all times continue to be a legal and valid security interest, and (ii) subject to the filings described in Section 4.3(a), a first priority perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Code (subject only to (x) Permitted Liens that expressly have superior priority to the Lien granted under this Agreement~~,~~ and (y) in the case of Permitted Liens in favor of the ~~Subordinated~~New Bridge Lenders, the ~~Subordination~~New Bridge Intercreditor Agreement).  If ~~Borrower~~a Loan Party shall acquire a commercial tort claim, ~~Borrower~~such Loan Party shall promptly notify Lender in a writing signed by ~~Borrower~~such Loan Party of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

4.3                               Authorization to File Financing Statements and Other Perfection Documents.  (a) ~~Borrower~~Each Loan Party hereby authorizes Lender to file financing statements, without notice to ~~Borrower~~such Loan Party, with all appropriate jurisdictions to perfect or protect Lender’s interests or rights hereunder, including a notice that any disposition of the Collateral, by ~~Borrower~~such Loan Party or any other Person, shall be deemed to violate the rights of Lender under the Code.  (b) ~~Borrower~~Each Loan Party hereby further authorizes the Lender to file or record with the United States Patent and Trademark Office (and any successor office) such documents as may be necessary or advisable to perfect or protect Lender’s interest or rights hereunder.

5                                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows, as of the First Amendment Effective Date:

5.1                               Due Organization, Authorization; Power and Authority.  ~~Borrower~~The Loan Parties and each of its Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their business or ownership of property requires that they be qualified except where the failure to do so would not reasonably be expected to ~~have a material adverse effect on Borrower’s and its Subsidiaries’ business taken as a whole~~result in a Material Adverse Change.  In connection with this Agreement, ~~Borrower~~each Loan Party has delivered to Lender a completed certificate signed by ~~Borrower~~such Loan Party, entitled “Perfection Certificate”.  ~~Borrower~~Each Loan Party represents and warrants to Lender that (a) ~~Borrower’s~~such Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) ~~Borrower~~such Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth ~~Borrower’s~~such Loan Party’s organizational identification number or accurately states that ~~Borrower~~such Loan Party has none; (d) the Perfection Certificate accurately sets forth ~~Borrower’s~~such Loan Party’s place of business, or, if more than one, its chief executive office as well as ~~Borrower’s~~such Loan Party’s mailing address (if different than its chief executive office); (e) ~~Borrower~~except as set forth in Section 1(g) of the Perfection Certificate, such Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to ~~Borrower~~each Loan Party is accurate and complete (it being understood and agreed that ~~Borrower~~such Loan Party may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  Any new information in any revised perfection certificate shall not be deemed to be included in the Perfection Certificate unless consented to by Lender in writing pursuant to the terms and conditions hereunder.

The execution, delivery and performance by ~~Borrower~~each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of ~~Borrower’s~~such

Loan Party’s Organizational Documents, (ii) contravene, conflict with, constitute a default under or violate any material applicable law, (iii) contravene, conflict or violate any material applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which ~~Borrower~~such Loan Party or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and filings necessary to perfect the Liens granted hereunder) or (v) result in a default by the ~~Borrower~~such Loan Party under any agreement to which it is a party or by which it is bound except where such default would not reasonably be expected to ~~have a material adverse effect on Borrower’s and its Subsidiaries’ business taken as a whole~~result in a Material Adverse Change.

5.2                               Collateral.  ~~Borrower~~Each Loan Party has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, except where the failure to have such title or other interest would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, free and clear of any and all Liens except Permitted Liens.  ~~Borrower~~Each Loan Party has no deposit accounts other than the deposit accounts, if any, described in the Perfection Certificate delivered to Lender in connection herewith, or of which ~~Borrower~~such Loan Party has subsequently given the Lender notice.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate (as it may be updated from time to time pursuant to the provisions of Section 5.1).  ~~None of the components of the Collateral (other than equipment with an aggregate value not exceeding One Hundred and Fifty Thousand Dollars ($150,000) in the aggregate in the possession of Borrower’s employees or agents) shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.~~

All Inventory is in all material respects of good quality, free from material defects.  Lender hereby acknowledges that the Inventory includes pharmaceutical products not yet approved for commercial sale.

~~Borrower~~Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (a) licenses (which may be exclusive as to specified fields of use, geographic areas and/or time periods) granted to its licensees in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) Intellectual Property licensed to ~~Borrower~~such Loan Party in the ordinary course of business, to the extent material to the conduct of Borrower’s business.  Each Patent which it owns or purports to own and which is material to ~~Borrower’s~~such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which ~~Borrower~~such Loan Party owns or purports to own and which is material to ~~Borrower’s~~such Loan Party’s business has been judged invalid or unenforceable, in whole or in part.  To ~~Borrower’s~~Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to ~~have a material adverse effect on Borrower’s business~~result in a Material Adverse Change.

Except as noted on the Perfection Certificate,  ~~Borrower~~neither Loan Party is ~~not~~ a party to, nor is it bound by, any Restricted License.

5.3                               Litigation.  Except as has been disclosed in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower, Guarantor or any of ~~its~~either of their Subsidiaries ~~involving~~before any Governmental Authority or arbitrator that (i) would be reasonably likely to result in liabilities of more than, individually or in the aggregate, Three Hundred Thousand Dollars ($300,000), or (ii) purport to affect the legality, validity or enforceability of any Loan Document.

5.4                               Insurance. The properties of the Loan Parties and any of either of their Subsidiaries are insured in a manner contemplated by Section 6.5.

5.5                               Subsidiaries; Equity Interests. As of the First Amendment Effective Date, the Loan Parties do not have any Subsidiaries other than those specifically disclosed in the Perfection Certificate, and all of the outstanding Equity Interests in each such Person and each such Subsidiary have been validly issued, are fully paid and non-assessable.  As of the First Amendment Effective Date, the Perfection Certificate (a) sets forth the name and ownership interest of each person that owns any Equity Interests in the direct and indirect subsidiaries of each of Borrower and Guarantor, and (b) sets forth the name and jurisdiction of organization of Borrower, Guarantor and each direct and indirect Subsidiary of each of Borrower and Guarantor, including the percentage ownership.

~~5.4 [Reserved].~~

~~5.5 [Reserved].~~

5.6                               Regulatory Compliance.  ~~Borrower~~No Loan Party is ~~not~~ an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  ~~Borrower is not~~No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  ~~Borrower~~Each Loan Party has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower, Guarantor nor any of ~~its~~their Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Except as has been disclosed in writing to Lender prior to the First Amendment Effective Date, ~~Borrower~~no Loan Party has ~~not~~ violated any laws, ordinances or rules, the violation of which would reasonably be expected to ~~have a material adverse effect on its business.  None~~result in a Material Adverse Change.  Except as would not individually be reasonably expected to result in a liability in excess of $300,000 to the Loan Parties and their Subsidiaries (provided that the aggregate of all such liabilities could not reasonably be expected to result in a Material Adverse Change), none of Borrower’s, Guarantor’s or any of ~~its~~their Subsidiaries’ properties or assets has been used by Borrower, Guarantor or any Subsidiary or, to ~~Borrower’s~~each Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than ~~legally~~in compliance with applicable environmental laws.  Borrower, Guarantor and each of ~~its~~their Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.  ~~Lender acknowledges that Borrower’s pharmaceutical products have not yet been approved for commercial sale.~~

5.7                               Subsidiaries; Investments.  ~~Borrower does not own~~No Loan Party owns any stock, partnership interest or other equity securities except for Permitted Investments.

5.8                               Tax Returns and Payments; Pension Contributions.  ~~Borrower~~Except as disclosed in the Perfection Certificate, each Loan Party has timely filed all ~~required~~income and all other material tax returns and reports, and ~~Borrower~~each Loan Party has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by ~~Borrower~~such Loan Party, subject to the following sentence.  ~~Borrower~~Each Loan Party may defer payment of any contested taxes, provided that ~~Borrower~~such Loan Party (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, and (b) ~~notifies Lender in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Borrower is unaware~~has provided adequate reserves therefor in accordance with GAAP.  No Loan Party is aware of any claims or adjustments proposed for any of ~~Borrower’s~~such Loan Party’s prior tax years which would result in additional taxes becoming due and payable by ~~Borrower.  Borrower~~such Loan Party’s.  Each Loan Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and ~~Borrower has not~~no Loan Party has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which would reasonably be expected to result in any material liability of ~~Borrower~~such Loan Party, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9                               Use of Proceeds.  The proceeds of the Term Loans shall be used solely for working capital and general corporate purposes.

5.10                        Full Disclosure.  No written representation, warranty or other statement ~~of Borrower in any certificate or written statement given~~furnished by or on behalf of any Loan Party or any of  their Subsidiaries to Lender in connection with the Loan Documents ~~of~~or the transactions contemplated thereby, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make ~~the statements contained in the certificates~~such information or statements, in light of the circumstances in which they were made, not misleading ~~(it being recognized by Lender that the projections and forecasts provided by Borrower~~; provided that to the extent any information is included in the Initial Budget or constitutes projections or other forward-looking information, Borrower represents only that such information was prepared in good faith ~~and based~~ upon ~~reasonable~~ assumptions ~~are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).~~believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

5.11                        Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to ~~Borrower’s~~either Loan Party’s knowledge or awareness, to the “best of” ~~Borrower’s~~Loan Party’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers after due inquiry.

~~5.12 Intellectual Property.  Borrower shall not transfer (except as permitted pursuant to Section 7.1 hereof) and shall be the sole owner of any and all items of intellectual property (as defined in (a)- (f) of the definition of Intellectual Property herein) developed or acquired by Borrower until this Agreement is terminated and all Obligations are satisfied in full.~~

5.12                        Intellectual Property.  As of the date hereof, set forth in the Perfection Certificate is a complete and accurate list of all Intellectual Property, owned by the Borrower or any of its Subsidiaries as of such date, showing as of such date the jurisdiction in which each such item of Intellectual Property is registered or in which an application is pending and the registration or application number.  The Borrower and each Subsidiary owns or has the right to use, all of the Intellectual Property that is material to the operation of their respective businesses as currently conducted and, to the knowledge of the Loan Parties, except as set forth in Section 9 of the Perfection Certificate, the use of such Intellectual Property by such Person or the operation of their respective businesses is not infringing upon any Intellectual Property rights held by any other Person and there are no other disputes or litigation proceedings involving such Intellectual Property.

5.13                        No Material Adverse Change.  Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Change, except for (i) any matters set forth in any public filings of Novelion prior to the First Amendment Effective Date, (ii) any matters disclosed on the disclosure schedules to the Perfection Certificate or other Loan Documents as of the First Amendment Effective Date, and (iii) any other matters disclosed in writing (identifying this Section 5.13) to the Lender or its Professionals prior to the First Amendment Effective Date.

6                                         AFFIRMATIVE COVENANTS

~~Borrower~~Each Loan Party shall do all of the following:

6.1                               Government Compliance.

(a)                                 Maintain its and (except as permitted by Section 7.3) all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction except where the failure to do so would not reasonably be expected to have a ~~material adverse effect on Borrower’s and its Subsidiaries’ business or operations taken as a whole.  Borrower~~Material Adverse Change.  Each Loan Party shall comply, and have each Subsidiary comply, in each case in all material respects, with all laws, ordinances and regulations to which it is subject, except to the extent such noncompliance would not reasonably be expected to ~~have a material adverse effect on Borrower’s and its Subsidiaries’ business taken as a whole~~result in a Material Adverse Change; and

(b)                                 Obtain all of the Governmental Approvals necessary for the performance by ~~Borrower~~each Loan Party of its obligations under the Loan Documents and the grant of a security interest to Lender in all of the Collateral.  ~~Borrower~~Each Loan Party shall promptly provide copies of any such obtained Governmental Approvals to Lender.

6.2                               Financial Statements, Reports, Certificates.  Deliver to Lender:

(a)                                 Quarterly and Annual Financial Statements.  (i) As soon as available, but ~~no later than sixty~~in any event, within fifty-five (~~60~~55) days after the ~~last day~~end of each ~~quarter (other than the last quarter of the fiscal year), a company prepared consolidated balance sheet and income statement of covering, on a consolidated basis, Borrower’s~~of the first three (3) fiscal quarters of each fiscal year of Borrower (commencing with the first full fiscal quarter ended after the First Amendment Effective Date), unaudited internally prepared balance sheet of Borrower and its Subsidiaries~~’~~ as at the end of such fiscal quarter, and the related unaudited internally prepared consolidated statements of income or operations and cash flows for such fiscal quarter, certified by a Responsible Officer ~~and in a form reasonably agreed between Borrower and Lender~~of Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Borrower and its subsidiaries in accordance with GAAP, subject to year-end adjustments (the “Quarterly Financial Statements”);

~~(b)~~ and (ii) as ~~[Reserved];~~

~~(c) Monthly Cash Reports.  As soon as available, but no later than thirty (30) days after the last day of each month, a certification by a Responsible Officer setting forth the aggregate amount of unrestricted cash, Cash Equivalents, short-term investments and long-term investments maintained in Borrower’s name, together with copies of all month-end account statements for each deposit account or investment/securities accounts maintained by Borrower;~~

~~(d) Annual Financial Statements.  As~~ soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, internally prepared consolidated financial statements of Borrower for the fiscal year then ended (to be comprised of a consolidated balance sheet and income statement and cash flows covering~~, on a consolidated basis,~~ Borrowers’ and its Subsidiaries’ operations for such fiscal year), prepared in a manner consistent with GAAP and with prior practices, and complete and correct in all material respects, subject to normal year-end adjustments that, in the aggregate, are not material to Borrower’s business operations, certified by a Responsible Officer;

~~(e) Other Statements.  Within fifteen (15) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders generally or to any holders of Subordinated Debt;~~

~~(f) [Reserved];~~

(b)                                 Management Discussion and Analysis Reports.  Contemporaneous with the delivery of each set of consolidated financial statements referred to in Section 6.2(a), a report setting forth management’s analysis and discussion of the condition (financial and otherwise) and operations in respect of the business of the Borrower and its Subsidiaries;

(c)                                  Monthly Financial Statements.  On the date provided to the New Bridge Lenders (or if the New Money Debt has been repaid in full in accordance with the terms of the New Bridge Intercreditor Agreement, at the request of Lender), the Borrower shall provide to the Lender a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of last fiscal month, and the related consolidated statements of income or operations for such fiscal month;

(d)                                 Other Statements; Compliance Certificate.  (i) Contemporaneous with the delivery to the New Bridge Lenders (and in any case no later than one (1) calendar day following such delivery), copies of all statements, reports, notices made available to Borrower’s security holders generally, to the New Bridge Lenders or to any other holders of Subordinated Debt, including, without limitation, (A) notice of the occurrence of any default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (B) notice of the occurrence of any matter that has resulted or could reasonably be expected to result in a Material Adverse Change; and (ii) upon delivery of the financial statements referred to in Section 6.2(a) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(e)                                  Budget.  By no later than 11:59 p.m. (New York, New York time) by the third Business Day of each calendar week, and commencing for the first full week following the First Amendment Effective Date, the Borrower shall deliver to the Lender variance reports (in substantially the same format as the Budget) showing actual cash receipts and disbursements for the immediately preceding week, noting therein all variances, on a line-item basis, from values set forth for such period(s) in the Initial Budget or Budget, as applicable.  For the avoidance of doubt, such weekly variance reports shall include actual cash flows to Foreign Subsidiaries by geography broken down by use of funds;

(f)                                   Budget Updates. Borrower shall at the end of every 4 week period commencing from the First Amendment Effective Date propose an update to the then-existing Initial Budget or Budget, as the case may be, adding thereto the forecast of cash receipts and cash disbursements for the 13 week period commencing on the date of such proposed update.  Each such update and the line items reflecting Permitted Affiliate Services Payments shall be subject to the consent of the New Bridge Lenders (and, if the New Money Debt is repaid in full in accordance with the New Bridge Credit Agreement, the Lender, such consent not to be unreasonably withheld), and to the extent such consent is provided, the Budget shall be amended, and if no consent is provided, the prior Budget shall remain in effect; provided, that the Lender agrees that the line items in any proposed update reflecting any of the following shall not be subject to such consent requirement: (1) professional fees — restructuring in any nine week period to be increased by up to 15% from the amount set forth for such line item in the corresponding nine week period in the most recently approved Budget and (2) payroll and benefits in any nine week period to be increased by up to 15% from the amount set forth for each such line item in the corresponding nine week period in the most recently approved Budget (provided that any increase in payroll or benefits for those employees listed on Schedule 6.01(e) of the New Bridge Credit Agreement shall not count against such 15% cap but, for the avoidance of doubt, each budget update for such increase shall be subject to the aforementioned consent right of the New Bridge Lenders (and, if the New Money Debt is repaid in full in accordance with the New Bridge Credit Agreement, the Lender) so long as the cumulative percentage increases during the term of this Agreement for the items in clauses (1) and (2) do not exceed 50 percentage points beginning with the first revised Budget proposed after the First Amendment Effective Date.  The Initial Budget and each proposed update shall include a memo item reflecting cumulative transfers that may be required to Foreign Subsidiaries irrespective of expense categories.  Each proposed update to the Initial Budget and any subsequent Budget shall include: (i) a consolidating cash flow schedule illustrating budgeted cash flows for the Foreign Subsidiaries aggregated by geography and broken down by use of funds; and (ii) a schedule of the updated proposed Budget variances segregating changes for payroll for those employees listed on Schedule 6.01(e) of the New Bridge Credit Agreement from any other changes for payroll and benefits;

(g)                                 Legal Action Notice.  ~~A prompt report of any legal actions pending or threatened in writing against~~Promptly after a Responsible Officer obtains knowledge thereof, the commencement of, or any material development in, any litigation or governmental proceeding (including without limitation pursuant to any applicable environmental laws) pending against the Borrower or any of ~~its~~the Subsidiaries that ~~would result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Three Hundred Thousand Dollars ($300,000) or more;~~could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Change;

~~(h) [Reserved];~~

(h)                                 Other Financial Information.  Other financial information reasonably requested by Lender, including, without limitation, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any instrument, indenture, loan or credit or similar agreement relating to Indebtedness in excess of three hundred thousand Dollars ($300,000) regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise result in a Material Adverse Change and copies of any amendment, modification or waiver of any provision of any such instrument, indenture, loan or credit or similar agreement relating to Indebtedness in excess of the three hundred thousand Dollars ($300,000) and, from time to time upon request by Lender, such information and reports regarding such instruments, indentures and loan and credit and similar agreements relating to Indebtedness in excess of three hundred thousand Dollars ($300,000) as Lender may reasonably request; and

(i)                                     ~~Subordinated Lender~~ Notices to New Bridge Lenders.  Copies of all notices to or from, and agreements and documents (including any amendments or modifications thereto) entered into with~~,~~ the ~~Subordinated~~New Bridge Lenders (or the ~~Subordinated Loan Agent~~New Bridge Agent) (including, without limitation, any notices delivered pursuant to Section 6.02 of the New Bridge Credit Agreement) or the holders of the Convertible Notes (or the trustee thereof), in each case, within ~~five~~one (1) Business ~~Days~~Day of delivery, receipt or execution~~,~~ (as the case may be~~; and~~).  For the avoidance of doubt, all such notices, agreements and documents shall be delivered to Lender in the same form received or delivered to Borrower.

6.3                               Maintenance of Properties.  Maintain, preserve and protect all of its material properties and equipment that are used or useful in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and make all commercially reasonable and appropriate repairs, renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof except where failure to do so would not reasonably be expected to materially adversely affect the use of the related property.

~~(j) Other Financial Information.  Other financial information reasonably requested by Lender.~~

~~6.3 Inventory; Returns.  Keep all Inventory in good condition, free from material defects.  Returns and allowances between Borrower and its account debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify Lender of all returns, recoveries, disputes and claims that involve more than Three Hundred Thousand Dollars ($300,000).~~

6.4                               Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Domestic Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section ~~5.7 hereof, and shall deliver to Lender, promptly following demand, appropriate certificates attesting to such payments~~5.8 hereof, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5                               Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s or Guarantor’s industry and location and as Lender may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Lender.  ~~Within~~The Borrower shall, within a reasonable period of time, upon Lender’s written request, (a) cause all property policies to have a lender’s loss payable endorsement showing Lender as lender loss payee and use commercially reasonable efforts to cause such endorsement to provide that the insurer must give Lender at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy~~.  upon Lender’s written request~~, and (b) cause all liability policies ~~shall~~to show, or have endorsements showing, Lender as an additional insured, and use commercially reasonable efforts to cause all such policies (or the loss payable and additional insured endorsements) ~~shall~~to provide that the insurer shall give Lender at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy.  At Lender’s request, ~~Borrower~~each Loan Party shall deliver certified copies of insurance policies and evidence of all premium payments.  Proceeds payable under any casualty policy shall, at Lender’s option, be payable to Lender on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing,

~~Borrower~~each Loan Party shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Lender has been granted a first priority (subject to (i) Permitted Liens that expressly have superior priority to Lender’s Lien under this Agreement, and (ii) in the case of Permitted Liens in favor of the Subordinated Lenders, the New Bridge Intercreditor Agreement) security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Lender, be payable to Lender on account of the Obligations subject to the New Bridge Intercreditor Agreement.

6.6                               Operating Accounts.

(a)                                 Maintain  ~~Borrower’s~~each Loan Party’s operating, depository, securities accounts and other Collateral Accounts, with the banks and other depository institutions identified on the Perfection Certificate or such other banks and other depository institutions as selected by ~~Borrower~~such Loan Party and upon reasonable prior written notice to Lender.

(b)                                 For each Collateral Account that ~~Borrower~~a Loan Party at any time maintains ~~and in which there is on deposit for more than three consecutive Business Days a balance of more than Fifty Thousand Dollars ($50,000) for any individual Collateral Account or Three Hundred Thousand Dollars ($300,000) in the aggregate for all Collateral Accounts (except for such amounts on deposit but subject to an uncleared check or in-process wire, ACH or similar transfers), Borrower~~(other than any Excluded Account), each Loan Party shall use its reasonable best efforts promptly to cause the applicable bank or financial institution (excluding the Offshore Accounts) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Lien granted hereunder in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Lender~~.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such.~~, other than pursuant to the terms of the New Bridge Intercreditor Agreement.

6.7                               Protection of Intellectual Property Rights. Except as expressly permitted by this Agreement:

~~(a) (i) Protect, defend and maintain the validity and enforceability of Intellectual Property material to Borrower’s business; (ii) promptly advise Lender in writing of material infringements of Intellectual Property material to Borrower’s business; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.~~

~~(b) Provide written notice to Lender within fifteen (15) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Lender reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of~~

~~a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.~~

(a)                                 Each Loan Party agrees that it will not knowingly do any act or omit to do any act whereby any material Patent that is necessary to the normal conduct of such Loan Party’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary to establish and preserve its rights under applicable patent laws.

(b)                                 Each Loan Party will, for each material Trademark necessary to the normal conduct of such Loan Party’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c)                                  Each Loan Party will, for each work covered by a material Copyright necessary to the normal conduct of such Loan Party’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d)                                 Each Loan Party will not do any act or omit to do any act to cause such Loan Party’s Trade Secrets to lose its Trade Secret status.

(e)                                  Each Loan Party shall notify the Lender promptly if it knows that any material Patent, Trademark or Copyright necessary to the normal conduct of such Loan Party’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Loan Party’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(f)                                   Each Loan Party, either itself or through any agent, employee, licensee or designee, shall (i) inform the Lender on a quarterly basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve month period, and (ii) upon the reasonable request of the Lender, promptly execute and deliver any and all agreements, instruments, documents and papers as the Lender may reasonably request to evidence the Lender’s security interest in such Patent, Trademark, or Copyright, including Intellectual Property security documentation with respect to Intellectual Property acquired or developed after the date hereof consisting of issued United States Patents and applications therefor, registered United States Trademarks and applications therefor, registered United States Copyrights and applications therefor, exclusive Copyright Licenses in respect of registered United States Copyrights for which such Loan Party is the licensee; provided that the provisions hereof shall automatically apply to any such Intellectual Property and any such Intellectual Property shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.

(g)                                 Each Loan Party shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Loan Party’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Loan Party’s business, including, when applicable and necessary in such Loan Party’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Loan Party believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(h)                                 In the event that any Loan Party knows or has reason to know that any Collateral consisting of a Patent, Trademark or Copyright necessary to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Loan Party shall, if such Loan Party deems it necessary in its reasonable business judgment, promptly take actions as are reasonably appropriate under the circumstances.

6.8                               Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, ~~Borrower~~each Loan Party and its officers, employees and agents and ~~Borrower’s~~each Loan Party’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender ~~with respect to any Collateral or relating to Borrower~~.

~~6.9 Access to Collateral; Books and Records.  Allow Lender, or its agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books.  Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.  The foregoing inspections and audits shall be at Borrower’s expense.~~

6.9                               Access to Collateral; Inspection Rights.

(a)                                 After the occurrence of an Event of Default and during the continuance thereof, the Lender shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification.

(b)                                 Permit representatives and independent contractors of the Lender (including, without limitation, financial advisors retained by or for the benefit of the Lender or their counsel) to visit and inspect any properties and books and records of the Borrower and its Subsidiaries (subject, in the case of third party customer sites, to customary access agreements) and to discuss its affairs, finances and accounts with its directors, officers, advisors and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that such visits and inspections shall be coordinated through the Lender and any review of books and records shall be done no more frequently than once per month absent the continuation of an Event of Default.  The Lender shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants to the extent reasonably feasible.  Neither the Borrower nor any Subsidiary shall be required to disclose to the Lender any information that, in the opinion of counsel to the Borrower or such Subsidiary, is prohibited by law to be disclosed, is subject to attorney client privilege or constitutes attorney work product or the disclosure of which would cause a material breach of a binding non-disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this Section 6.9.

6.10                        Formation or Acquisition of Subsidiaries.  At the time that ~~Borrower~~each Loan Party forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the First Amendment Effective Date, ~~Borrower~~each Loan Party shall (a) cause such new Domestic Subsidiary to become a ~~co-borrower~~Guarantor hereunder, together with such appropriate financing statements, all in form and substance reasonably satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to (i) Permitted Liens that expressly have superior priority to Lender’s Lien under this Agreement, and (ii) in the case of Permitted Liens in favor of the Subordinated Lenders, the ~~Subordination~~New Bridge Intercreditor Agreement) in and to the assets of such newly formed or acquired Domestic Subsidiary (substantially as described on Exhibit A hereto)), (b) provide to Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Domestic Subsidiary, in form and substance reasonably satisfactory to Lender, and (c) provide to Lender all other documentation in form and substance reasonably satisfactory to Lender, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.10 shall be a Loan Document.

6.11                        Further Assurances.

(a)                                 Execute any further instruments and take further action as Lender reasonably requests to perfect or continue its Liens in the Collateral or to effect the purposes of this Agreement; provided, however, that the foregoing shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the ~~Borrower~~Loan Parties,  (i) if Lender and ~~Borrower~~such Loan Party reasonably agree that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, outweighs the benefits to be obtained by the Lenders therefrom, and (ii) to the extent such actions would be taken under the law of a jurisdiction other than an jurisdiction within the United States with respect to any of ~~Borrower’s~~such Loan Party’s assets outside of the United States.  ~~Without limiting the foregoing, (i) Borrower shall deliver to Lender intellectual property security agreements in the form(s) requested by Lender, duly executed, within ten (10) Business Days of the Restatement Effective Date (or if such forms are later received from Lender, ten (10) Business Days after receipt thereof), (ii) Borrower shall deliver to Lender supplements to the Perfection Certificate in form and substance reasonably satisfactory to Lender within ten (10) Business Days of the Restatement Effective Date and and (iii) Borrower shall use commercially reasonable efforts to deliver to Lender Control Agreement(s) with respect to each Collateral Account required hereunder to be subject to such a control agreement within forty-five (45) days of the Restatement Effective Date.~~

(b)                                 Without limiting the foregoing, subject to the New Bridge Intercreditor Agreement, to the extent not prohibited by any Requirement of Law and not otherwise resulting in material adverse tax consequences to the Borrower and its Subsidiaries, at the request of the Lender (or automatically to the extent requested under the New Bridge Credit Agreement), the Borrower shall cause its Foreign Subsidiaries designated by the Lender to execute such guarantees, pledge agreements and security documents as shall be customary in such local jurisdictions to grant to Lender, a guaranty of the Obligations secured by the equity interests and substantially all assets of such Subsidiaries within 45 days of such request (or such longer period as the “Required Lenders” (as defined in the New Bridge Credit Agreement) may agree in their sole discretion).

(c)                                  In addition, the Borrower shall deliver the following within 30 days of the First Amendment Effective Date (or such longer period as the New Bridge Lenders may agree): (i) Control Agreements with respect to the Borrower’s deposit accounts listed in Section 5(b) of the Perfection Certificate (other than Excluded Accounts), and (ii) insurance endorsements in accordance with Section 6.5, in each case in form and substance reasonably acceptable to the Lender (subject to indemnity provisions in such Control Agreements being subject to the Lender’s approval in its sole discretion).

6.12                        Lender Calls. Up to one (1) time in every two-week period, upon the reasonable request of the Lender, the Borrower’s chief financial officer, together with the Borrower’s financial advisor shall hold a conference call (at a mutually agreeable time, the cost of such call to be paid by the Borrower) with the Lender, on which conference calls shall be reviewed the Loan Parties’ financial performance, operations, current trends and variance reports.

7                                         NEGATIVE COVENANTS

~~Borrower~~The Loan Parties shall not do, and shall not permit any of ~~its~~their respective Subsidiaries to do, any of the following without Lender’s prior written consent (or as otherwise provided herein):

7.1                               Dispositions.  Except with respect to a Permitted ~~Myalept Spin-Out~~Designated Licensing Transaction, convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for ~~Transfers~~ (a) Transfers of Inventory in the ordinary course of business; (b) ~~of worn-out,~~Transfers of obsolete, worn out or surplus ~~Equipment or unmerchantable Inventory~~property, whether now owned or hereafter acquired, in the ordinary course of business and Transfers of property no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries, in each case to the extent constituting immaterial property; (c) Transfers in connection with Permitted Liens and Permitted Investments; (d) Transfers of non-exclusive licenses for the use of the property of Borrower ~~or its~~, Guarantor or their Subsidiaries in the ordinary course of business and licenses that would not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; ~~and~~ (e) Transfers of Intellectual Property owned by a Subsidiary of Borrower to any other Subsidiary of Borrower in the ordinary course of business~~.~~; (f) Transfers (other than of material Intellectual Property or of assets relating to metreleptin) for fair market value; provided that (i) the aggregate amount of Transfers during any fiscal year does not exceed $250,000, (ii) immediately prior to and immediately after giving effect to such Transfer, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (iii) no less than one hundred percent (100%) of the consideration received for any such Transfer is received in cash; (g) Transfers of equipment or other assets, to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or assets or the proceeds of such Transfers are reasonably promptly applied to the purchase price of similar replacement equipment, all in the ordinary course of business; (h) Transfers constituting an Intellectual Property that is not material to the conduct of the business of the Borrower and its Subsidiaries; (i) Transfers otherwise permitted by Sections 7.4, 7.5 or 7.7 (and Transfers from any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party); (j) Transfers in the ordinary course of business of Cash Equivalents; and (k) Transfers where the aggregate value of the assets or property that are subject to such Transfer is less than $100,000 in the aggregate during the term of this Agreement.

7.2                               Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower, Guarantor and such Subsidiary, as applicable, or reasonably related, or complementary,  thereto; provided, that Aegerion Securities Corporation shall not engage in any business activities,  maintain any assets or incur any Indebtedness, except it may maintain cash not to exceed $19,000,000 for the period commencing on December 15, 2018 and ending on January 4, 2019, after which period such cash shall be immediately returned to the Borrower; (b) liquidate or dissolve; or (c) permit a Change of Control~~; provided that the Myalept Spin-Out Transaction shall be permitted if the Successor Company acknowledges that the Liens granted hereunder (and, for the avoidance of doubt, under the Original Loan Agreement) with respect to any assets subject to the Myalept Spin-Out Transaction continue to secure the Obligations and delivers a duly executed joinder to this Agreement as a co-borrower or otherwise as a joint and several obligor of the Obligations to the extent of such Collateral  and such other related documentation as Lender may reasonably request, all such documentation to be in form and substance reasonably satisfactory to Lender (the “Permitted Myalept Spin-Out Transaction”).~~.

~~Borrower~~The Loan Parties shall not, and shall not permit any of ~~its~~their respective Subsidiaries to, without ~~at least~~notice to Lender within fifteen (15) days ~~prior written notice to Lender~~of such change: (1) add any new offices or business locations, including warehouses (unless each such new office or business location contains less than Five Hundred Thousand Dollars ($500,000) in Borrower’s or Guarantor’s assets or property~~) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate (as it may be updated from time to time pursuant to the provisions of Section 5.1~~), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.  ~~If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Lender and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower shall use reasonable efforts to deliver a bailee agreement in form and substance satisfactory to Lender in its reasonable discretion prior thereto.~~

7.3                               Mergers or Acquisitions.  ~~Other than a Permitted Myalept Spin-Out Transaction, merge~~Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.  ~~A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.~~

7.4                               Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5                               Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6                               Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7                               Distributions; Investments.  Except with respect to Permitted Affiliate Services Payments, Tax Distribution (to the extent set forth in the Budget) or a Permitted ~~Myalept Spin-Out~~Designated Licensing Transaction (including, for the avoidance of doubt, payment of the Permitted Designated Licensing Transaction Amount), (a) pay any dividends or make any distribution or payment on the account of its capital stock or redeem, retire or purchase any of its capital stock, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) the Borrower and each Subsidiary may pay dividends solely in common stock ~~and~~or other Equity Interests of such Person, (iii) any Subsidiary of Borrower may make dividends or distributions to Borrower, Guarantor or to any of ~~its~~their Subsidiaries in the ordinary course of business, (iv) to the extent Borrower would otherwise be prohibited by this Section 7.7, Borrower may pay the fees of non-insider directors to the extent expressly set forth in the Budget and reimburse reasonable expense, and (v) so long as no Event of Default has occurred and is continuing, Borrower may make payments to Novelion to be used for (x) customary director indemnification payments to Novelion’s director nominees serving on the board of directors of Borrower, and (y) financial and other reporting and similar customary administrative costs and expenses attributable and fairly allocable to the Loan Parties (including audit and professional fees and other ordinary course operating and administrative expenses incurred by Novelion in its capacity as the ultimate holding company of the Borrower), in the case of this clause (y) to the extent expressly set forth in the Budget; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8                               Transactions with Affiliates.  Except with respect to a Permitted ~~Myalept Spin-Out~~Affiliate Services Payment, a Permitted Designated Licensing Transaction~~, directly or indirectly~~ or as set forth in the Perfection Certificate, enter into or ~~permit to exist~~ any ~~material~~ transaction of any kind with any Affiliate of the Borrower, ~~except for transactions that are~~whether or not in the ordinary course of ~~Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.~~business, other than:

(a)                                 transactions to the extent expressly set forth in the Budget including Permitted Affiliate Services Payments;

(b)                                 any transactions expressly permitted under Section 7.3 and Section 7.7; provided that all parties to such transactions are Loan Parties or their wholly-owned Subsidiaries;

(c)                                  so long as it has been approved by the Borrower’s or its applicable Subsidiary’s board of directors or other governing body to the extent required in accordance with applicable law, (i) customary indemnifications of non-officer directors of the Loan Parties and their respective Subsidiaries and (ii) the payment of reasonable and customary compensation and indemnification arrangements and benefit plans for officers and employees of the Loan Parties and their respective Subsidiaries in the ordinary course of business, in each case to the extent expressly set forth in the Budget and approved by all independent directors of the Borrower’s board of directors; provided, such indemnifications shall not be required to be set forth in the Budget; and

(d)                                 transactions under the agreements existing on the First Amendment Effective Date and listed on Schedule IX of the Perfection Certificate; provided, that any expenditures, monetary transfers or other use of cash or the proceeds of any Term Loans are set forth in the Budget.

7.9                               ~~Subordinated~~Other Debt.  (a) Make or permit any payment on any ~~Subordinated~~New Bridge Debt, except under the terms of the ~~subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, (b) amend any provision in any document relating to the Subordinated Debt, except under~~New Bridge Credit Agreement (unless such payment is expressly prohibited by the terms of the ~~Subordination~~New Bridge Intercreditor Agreement or other subordination agreement, if any, to which such New Bridge Debt is subject), or (~~c~~b) make or permit any distribution or payment (whether in cash or otherwise) of principal or interest on any Indebtedness, or seek or obtain approval by the Board to permit the foregoing, other than on (i) the Indebtedness of the Borrower owing to the Lender pursuant to this Agreement, or (ii) on any ~~Subordinated~~New Bridge Debt, as permitted pursuant to the preceding clause (a)~~.~~ ; provided, that, notwithstanding anything herein to the contrary, subject to Section 6.2(i), the Loan Parties shall not be prohibited from amending or modifying any provision in any document relating to the New Bridge Debt unless such amendment or modification is prohibited under the terms of the New Bridge Intercreditor Agreement.

7.10                        OFAC. (a) Become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2000)), (b) engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner that violates Section 2 of such executive order or (c) become a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

7.11                        ~~7.10~~ Compliance~~.  Become~~ with Laws. (a) (i) Violate any Anti-Terrorism Laws, (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or (iii) permit any of their respective Affiliates to violate these laws or engage in these actions; (b) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to Anti-Terrorism Law, (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (iii) permit any of their respective Affiliates to do any of the foregoing; or (c) become an “investment company” or a company controlled by an “investment company”~~,~~ under the Investment Company Act of 1940, as amended, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loans for that purpose~~; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail~~

~~to (a) comply with the Federal Fair Labor Standards Act or (b) violate any other law or regulation, if the violation would reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.~~.

7.12                        Compliance with Budget.  Except as otherwise provided herein or approved by the “Required Lenders” (as defined in the New Bridge Credit Agreement) (or if the New Senior Debt (as defined in the New Bridge Credit Agreement) is repaid in full in accordance with the New Bridge Credit Agreement, the Lender), the Loan Parties shall not (a) use any cash or the proceeds of any Term Loans or Collateral or the proceeds thereof in a manner or for a purpose other than in accordance with this Agreement and the Budget, (b) permit operating disbursements (as defined in the Initial Budget) for the first week following the First Amendment Effective Date, to be more than the corresponding amounts set forth in the Initial Budget for such period subject to a variance of not greater than 25%, (c) permit operating disbursements (as defined in the Initial Budget) for the two week period following the First Amendment Effective Date, to be more than the corresponding amounts set forth in the Initial Budget for such period, subject to a variance of not greater than 25%, and (d) permit operating disbursements (as defined in the Initial Budget or Budget, as then applicable) for the third week and each week thereafter, to be tested after the fourth week after the First Amendment Effective Date on a trailing four week basis, to be more than the corresponding amounts set forth in the Initial Budget or Budget, as then applicable, for such period, subject to a variance of not greater than 15% (the foregoing covenants (b), (c) and (d) to be tested every week, commencing with the first week following the First Amendment Effective Date), (e) permit cumulative total cash receipts (as defined in the Initial Budget) for the first two full weeks after the First Amendment Effective Date to be less than the corresponding amounts set forth in the Initial Budget for such period subject to a variance of not greater than 25%, (f) permit cumulative total cash receipts (as defined in the Initial Budget or Budget, as then applicable) for the fourth week after the First Amendment Effective Date and every two weeks thereafter, to be no less than the corresponding amounts set forth in the Initial Budget or Budget, as then applicable, for such two week period, subject to a variance of not greater than 20% (the foregoing covenants (e) and (f) to be tested every second week, commencing with the second full week following the First Amendment Effective Date); provided further for 7.12(e) and 7.12(f), if a cash receipt that was scheduled to be received in the Initial Budget or Budget, as then applicable, in the week this covenant is tested is received within three business days after the test week, this receipt shall be applied as if it was received during the test week.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, in no event shall the Loan Parties make any expenditures, payments, repayments or prepayments, dividends, distributions, reimbursements or similar transaction to Novelion or any Subsidiary thereof (excluding Borrower and any Subsidiary thereof) during the term of this Agreement unless expressly set forth in the line item of the Budget titled “Permitted Affiliate Services Payments” or expressly permitted by the New Bridge Intercreditor Agreement.

8                                         EVENTS OF DEFAULT

~~The delivery by Lender of a notice (a “Default Notice”) that one of the following shall have occurred shall constitute an event of default (an “Event of Default”) under this Agreement, provided that the mere occurrence of any event or condition set forth in Section 8.5 and 8.6 shall be an Event of Default upon its occurrence or existence, as the case may be:~~

The occurrence of any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                               Payment Default.  ~~Borrower~~Any Loan Party fails to pay (~~a~~i) ~~make any payment~~when and as required to be paid herein, any amount of principal of ~~the~~any Term Loan ~~when due or~~or (ii) within three (3) Business Days after the same becomes due in cash, any interest on any Term ~~Loans within three Business Days after its due date, or (b) pay any other Obligations within ten (10) Business Days after such Obligations are due and payable (it being understood that no such cure period shall apply to payments due on the Term Loan Maturity Date)..  During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default;~~Loan or any other amount payable hereunder or with respect to any other Loan Document;

8.2                               Covenant Default.

(a)                                 ~~Borrower~~Any Loan Party fails or neglects to perform any obligation in Sections 6.2(c), 6.2(d), 6.2(e), 6.2(f), 6.5, ~~6.6, 6.7~~6.11(b)~~,~~ or ~~6.10~~6.12 or violates any covenant in Section 7; or

(b)                                 ~~Borrower~~Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ~~ten~~fifteen (~~10~~15) days after the ~~occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default.  Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;~~receipt by the Borrower of written notice thereof by the Lender;

8.3                               [Reserved].

8.4                               Restraint on Business.  Any Loan Party is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs or any Loan Party or any of their respective Subsidiaries’ cessation of all or any material part of its business operations (other than in connection with a sale of assets permitted by the Loan Documents or otherwise consented to by the Lender);

8.5                               Insolvency; Attachment; Levy.  (a) Any Loan Party or any Subsidiary institutes or consents to the institution of any Insolvency Proceeding, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any Insolvency Proceeding relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such

Insolvency Proceeding; (b) any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or (c) any writ or warrant of attachment or execution or similar process in respect of a claim in excess of Three Hundred Thousand Dollars ($300,000)is issued or levied against all or any material part of the property of the Loan Parties and their Subsidiaries, taken as a whole, and is not released, vacated, stayed or fully bonded within sixty (60) days after its issue or levy;

8.6                               Other Agreements.  Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than Three Hundred Thousand Dollars ($300,000), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; (it being acknowledge and agreed that any “Event of Default” under Article VIII of the New Bridge Credit Agreement (or any successor provision) shall be an Event of Default under this Section 8.6);

~~8.3 Material Adverse Change.  A Material Adverse Change occurs and continues for more than ten (10) Business Days;~~

~~8.4 Attachment; Levy; Restraint on Business.~~

~~(a) (i) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same is not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or~~

~~(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;~~

~~8.5 Insolvency.  (a) Borrower or any Responsible Officer makes a public statement or provides a written notice to any Person to the effect that Borrower is unable to pay its debts (including trade debts) as they become due; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days;~~

~~8.6 Other Agreements.  There is, under any agreement to which Borrower is a party with a third party or parties (including, for the avoidance of doubt, the Subordinated Loan Agreement or the Indenture), (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Three Hundred Thousand Dollars ($300,000); or (b) any default by Borrower, the result of which would have a material adverse effect on Borrower’s and its Subsidiaries’ business, taken as a whole;~~

8.7                               Judgments.  ~~Other than any Disclosed Settlement, one or more final judgments, orders, or decrees~~There is entered against any Loan Party or any Subsidiary a final judgment or order for the payment of money in an ~~amount, individually or in the aggregate, of at least~~aggregate amount exceeding Three Hundred Thousand Dollars ($300,000) (to the extent not covered by independent third-party insurance as to which ~~liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof~~the insurer has been notified of such judgment or order and does not deny or fail to confirm coverage) and such judgment or order shall not have been satisfied, vacated, discharged or ~~execution thereof~~ stayed or bonded pending an appeal~~, or such judgments are not discharged prior to the expiration of any such stay~~ for a period of sixty (60) consecutive days;

8.8                               Misrepresentations.  ~~Borrower~~Any Loan Party makes any representation, warranty, or other statement now or later in this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9                               Subordination ~~Agreement~~Agreements; Subordinated Debt.  Any document, instrument, or agreement evidencing any Roll Up Loans or Subordinated Debt ~~or the Subordination~~(including the New Bridge Intercreditor Agreement or any other subordination agreement) shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any ~~Person~~New Lender (as defined in the New Bridge Intercreditor Agreement) shall be in breach thereof (including receipt of any payment or other property in violation of the ~~Subordination~~New Bridge Intercreditor Agreement or any other subordination agreement) or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement~~; or~~, except as set forth in the New Bridge Intercreditor Agreement;

~~8.10 Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that would result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or would reasonably be expected to have, a Material Adverse Change.~~

8.10                        Change of Control; Structure.  There occurs any (i) Change of Control or (ii) any change to the ownership of direct and indirect Subsidiaries of Novelion from the ownership structure set forth on Schedule I to the Perfection Certificate;

8.11                        Liens.  Any Loan Document shall for any reason cease to create a valid and perfected Lien (having the priorities specified therein and the New Bridge Intercreditor Agreement) on and security interest in the Collateral;

8.12                        Dissolution or Liquidation.  Any Loan Party voluntarily or involuntarily dissolves or is dissolved, liquidates or is liquidated or files a motion with a bankruptcy court seeking authorization to dissolve or liquidate; or

8.13                        Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations), purports to revoke or rescind any Loan Document or asserts that any Loan Document is invalid or unenforceable.

9                                         LENDER’S RIGHTS AND REMEDIES.

9.1                               Rights and Remedies.  While an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following, to the extent not prohibited by applicable law;

(a)                                 declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

(b)                                 stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender;

~~(c) [Reserved];~~

~~(d) [Reserved];~~

(c)                                  ~~(e)~~ settle or adjust disputes and claims directly with account debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing ~~Borrower~~a Loan Party money of Lender’s security interest in such funds, and verify the amount of such account;

(d)                                 ~~(f)~~ make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  ~~Borrower~~Each Loan Party shall assemble the Collateral if Lender requests and make it available as Lender designates at any location that is reasonably convenient to Lender and ~~Borrower~~such Loan Party.  Lender may peaceably enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  ~~Borrower~~Each Loan Party grants Lender a license to enter and occupy any of its premises, without charge, by ~~Borrower~~such Loan Party, to exercise any of Lender’s rights or remedies;

~~(g) [Reserved];~~

(e)                                  ~~(h)~~ ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, ~~Borrower’s~~each Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, ~~Borrower’s~~each Loan Party’s rights under all licenses and all franchise agreements inure to Lender’s benefit;

~~(i) [Reserved];~~

(f)                                   ~~(j)~~ demand and receive possession of ~~Borrower’s~~each Loan Party’s Books; and

(g)                                 ~~(k)~~ exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2                               Power of Attorney.  ~~Borrower~~Each Loan Party hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of

Default, to: (a) endorse ~~Borrower’s~~such Loan Party’s name on any checks or other forms of payment or security; (b) sign ~~Borrower’s~~such Loan Party’s name on any invoice or bill of lading for any Account or drafts against account debtors; (c) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under ~~Borrower’s~~such Loan Party’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits.  ~~Borrower~~Each Loan Party hereby appoints Lender as its lawful attorney-in-fact to sign ~~Borrower’s~~such Loan Party’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lender is under no further obligation to make Term Loans hereunder.  Lender’s foregoing appointment as ~~Borrower’s~~such Loan Party’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed.

9.3                               Protective Payments.  If ~~Borrower~~a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which ~~Borrower~~such Loan Party is obligated to pay under this Agreement or any other Loan Document, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Lender will make reasonable efforts to provide ~~Borrower~~such Loan Party with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

9.4                               Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.  If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

9.5                               Lender’s Liability for Collateral.  So long as Lender complies with applicable law and reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  ~~Borrower~~Each Loan Party bears all risk of loss, damage or destruction of the Collateral.

9.6                               No Waiver; Remedies Cumulative.  Lender’s failure, at any time or times, to require strict performance by ~~Borrower~~any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Lender has all rights and remedies provided under the Code, by law, or in equity.  Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver.  Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                               Demand Waiver.  ~~Borrower~~Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which ~~Borrower~~such Loan Party is liable.

10                                  NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Lender ~~or~~, Borrower or Guarantor may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to ~~Borrower~~any Loan Party:                 Aegerion Pharmaceuticals, Inc.
One Main Street, Suite 800
Cambridge, MA 02142
Attn: Barbara Chan, President
Fax:  617-945-7968

Email:  barbara.chan@aegerion.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Leonard Klingbaum
Fax:  212-728-9290

Email:  lklingbaum@willkie.com

If to Lender:                                                                                                                           Novelion Therapeutics Inc.
c/o Norton Rose Fulbright
1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

Attn: ~~Michael Price, Chief Financial Officer~~Ben Harshbarger, General Counsel
Email: ~~michael.price@novelion.com~~ben.harshbarger@novelion.com

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Anna Dodson

Fax: 617-977-9451

Email: adodson@goodwinlaw.com

11                                  CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

New York law governs the Loan Documents.  ~~Borrower~~Each Loan Party and Lender each submit to the exclusive jurisdiction of the State and Federal courts in New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender.  ~~Borrower~~Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and ~~Borrower~~each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable, relief as is deemed appropriate by such court.  ~~Borrower~~Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to ~~Borrower~~such Loan Party at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of ~~Borrower’s~~such Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, GUARANTOR AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR ~~BOTH~~ALL PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12                                  GENERAL PROVISIONS

12.1                        Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  ~~Borrower~~Neither Loan Party may ~~not~~ assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion).  Lender has the right (with the consent of Borrower (not to be unreasonably withheld, delayed or conditioned), unless an Event of Default has occurred and is continuing or the Term Loan Maturity Date has occurred in either such case no such consent shall be required), to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents, subject to Sections 12.2.1 and 12.2.2.

12.2                        Register and Participants.

12.2.1              Register.  Each Lender shall provide, and Borrower shall maintain at its offices, a copy of each agreement pursuant to which any Lender purports to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.   Borrower shall maintain at its offices a register for the

recordation of the names and addresses of Lenders, and the commitments of, and principal amounts (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents.  The Register shall be available for inspection by any Lender, at any reasonable time and from time to time upon reasonable prior notice.  No sale, transfer, assignment or negotiation of all or any part of, or any interest in, such a Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents shall be permitted or effective unless it is recorded on the Register.

12.2.2              Participations.  Any Lender may at any time grant participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or ~~Borrower or any of Borrower’s Affiliates or Subsidiaries~~a Loan Party or any of Affiliate or Subsidiary of any Loan Party) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement and other Loan Documents; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) ~~Borrower~~the Loan Parties and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. ~~Borrower~~Each Loan Party agrees that each Participant shall be entitled to the benefits of Section 2.5 (Taxes) (subject to the requirements and limitations therein, including the requirements under Section 2.5.2(Taxes — Status of Lenders) (it being understood that the documentation required under Section 2.5.2 (Taxes — Status of Lenders) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.5.2(f) (Taxes — Status of Lenders) with respect to any participation, than its participating Lender would have been entitled to receive.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, further, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, or is otherwise required thereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  No grant of a participation to any Person shall be permitted or effective unless it is recorded on the Participant Register.

12.3                        Indemnification.  ~~Borrower~~Each Loan Party agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with (other than any other Loan Party or any Subsidiary of a Loan Party)or representing Lender (including without limitation, Goodwin Procter LLP and any Professionals) (each, an “Indemnified Person”) harmless against: (a)(i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any ~~other party~~Person in connection with the transactions contemplated by the Loan Documents; and (~~b~~ii) all losses or expenses (including Lender Expenses but subject to the limitation thereon as set forth in the definition of such term) in any way suffered, incurred, or paid by such

Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and ~~Borrower~~any Loan Party contemplated by the Loan Documents (including reasonable and documented attorneys’ fees and expenses), except with respect to any Indemnified Person for Claims and/or losses directly caused by ~~any~~ such Indemnified Person’s gross negligence or willful misconduct; and (b)(i) all Claims claimed or asserted by any Person in connection with (A) the First Amendment, including the consent provided under Section 8 thereof, and (B) the use of the proceeds of the New Bridge Debt on the First Amendment Effective Date, and (ii) all losses or expenses (including Lender Expenses but subject to the limitations thereon as set forth in the definition of such term) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and any Loan Party contemplated by the foregoing clauses (b)(i)(A) and (b)(i)(B) (including reasonable and documented attorneys’ fees and expenses), except with respect to any Indemnified Person for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.4                        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5                        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

~~12.6 [Reserved.].~~

12.6                        ~~12.7~~ Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by ~~Borrower~~each Loan Party and Lender.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.7                        ~~12.8~~ Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8                        ~~12.9~~ Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The obligation of ~~Borrower~~each Loan Party under Section 12.3 to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9                        ~~12.10~~ Confidentiality.  In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries, Affiliates or any senior executive officers, directors, partners, managers or members (as applicable) of such Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) as required by law, regulation, subpoena, or other order; and

(c) as Lender considers appropriate in exercising remedies under the Loan Documents.  Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (ii) disclosed to Lender by a third party if Lender does not know that the third party is prohibited from disclosing the information.

12.10                 ~~12.11~~ Right of Set Off.  ~~Borrower~~Each Loan Party hereby grants to Lender, a lien, security interest and right of set off as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender (including a subsidiary or Lender) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to any Obligations of ~~Borrower~~any Loan Party then due, regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11                 ~~12.12~~ Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12                 ~~12.13~~ Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13                 ~~12.14~~ Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14                 ~~12.15~~ Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15                 ~~12.16~~ Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

~~12.17 [Reserved].~~

12.16                 ~~12.18~~ Disclosure Requirements.  Any requirement of ~~Borrower~~any Loan Party to disclose or make available to Lender any information that is publicly available shall be deemed to be satisfied if such information is filed with the appropriate Governmental Authority on or prior to the date such information is required to be disclosed or made available hereunder.

~~12.19 Convertible Note Restructuring; Myalept Spin-Out Transaction.~~

~~(a) [Reserved]~~

~~(b) Borrower shall timely provide Lender with all material transaction documents with respect to the Convertible Note Restructuring.  Borrower shall deliver notice to Lender of each Subordinated Lender that has elected, promptly following any such elections, to (x) declare all Obligations to such Lender immediately due and payable in cash on the Convertible Note Restructuring Date or (y) convert all Obligations to such Lender then due and owing on a dollar-for-dollar basis into (i) any security or loans being issued by Novelion or any of its Subsidiaries (including Borrower) in exchange for cash consideration to be provided in connection with any Convertible Note Restructuring or (ii) any security into which the Convertible Notes are converted or exchanged in connection with such Convertible Note Restructuring.  In the event of a material change in the Convertible Note Restructuring, Borrower shall update Lender on the changed terms of the Convertible Note Restructuring.~~

~~(c) The Borrower shall timely provide Lender with all material transaction documents with respect to any Myalept Spin-Out Transaction.  Borrower shall deliver notice to Lender of each Subordinated Lender that has elected, promptly following any such election, to (x) maintain its loan with Borrower (in which case the terms of this Agreement will remain in effect with respect to such Lender)  or (y) cause Borrower to cause the Successor Company to assume in whole, and not in part, the loan to such Lender on terms and conditions consistent with the Subordinated Loan Agreement (including the grant of a lien on substantially all of the available assets the Successor Company).  In the event of such a material change to the terms of the Myalept Spin-Out Transaction, the Borrower shall promptly update Lender on the changed terms of the Myalept Spin-Out Transaction.~~

13                                  DEFINITIONS

13.1                        Definitions.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person .

“Agreement” is defined in the preamble hereof.

“Anti-Terrorism Law” means any Requirement of Law related to money laundering or financing terrorism, including the PATRIOT Act, and its implementing regulations, The Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act, 31 U.S.C. sections 5311-5330 and 12 U.S.C. sections 1818(s), 1820(b) and 1951-1959), the Trading with the Enemy Act (50 U.S.C. section 1 et seq., as amended), Executive Order 13224 (effective September 24, 2001) and the Money Laundering Control Act of 1986 (18 U.S.C. sections 1956 and 1957).

“Board” means Borrower’s board of directors.

~~“Borrower” is defined in the preamble hereof.~~

“~~Borrower’s~~ Books” are all Borrower’s or Guarantor’s, as applicable, books and records including ledgers, federal and state tax returns, records regarding Borrower’s or Guarantor’s, as applicable, assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Bridge Transactions” has the meaning set forth in the First Amendment.

“Budget” means the Initial Budget and as the same shall be supplemented pursuant to Section 6.2(f) with the consent of the New Bridge Lenders under the New Bridge Credit Agreement.

“Business Day” is any day that is not a Saturday, Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

“Cash Equivalents” means (a) marketable direct obligations issued and unconditionally guaranteed by the United States Government; (b) agencies (LSE’s), State (municipal bonds), or Corporate Bonds having a long term rating of at least A- or A3 from Standard & Poor’s Ratings Group, Fitch Ratings Inc. or Moody’s Investor Services, Inc. thereof having maturities of not more than fifteen months from the date of acquisition; (c) commercial paper maturing no more than 270 days from date of acquisition and having a rating of A2/P2/F2 or better from Standard & Poor’s Ratings Group, Fitch Ratings Inc. or Moody’s Investors Services, Inc.; and (d) money market funds having a rating of AAAm/Aaa or better from Standard & Poor’s Ratings Group, Fitch Ratings Inc. or Moody’s Investors Services, Inc.

“Change of Control” means any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired (a) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of fifty percent (50%) or more of the voting equity interests of Borrower, or (b) all or substantially all of the assets of Borrower.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Liens on any Collateral granted hereunder is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower and Guarantor described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means a certificate substantially in the form of Annex E to the First Amendment.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or Guarantor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or Guarantor maintains a Securities Account or a Commodity Account, Borrower, Guarantor and Lender ~~and the Subordinated Loan Agent~~ pursuant to which Lender ~~and Subordinated Loan Agent each~~ obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Convertible Notes” means Borrower’s 2.00% Convertible Senior Notes due 2019 issued under the Indenture.

~~“Convertible Note Restructuring” means any restructuring or recapitalization of all or substantially all of the Convertible Notes, including any exchange offer or similar transaction; provided that such transaction has been approved by Borrower’s board of directors.~~

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Notice” is defined in Section 8.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosed Settlements” means the settlements or proposed settlements disclosed on the Perfection Certificate on the First Amendment Effective Date.

“Dollars,” “dollars” or use of the sign “S” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), leasehold improvements, software and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean any Deposit Account or Securities Account that (a) is solely used for the purpose of (x) making payroll and withholding tax payments related thereto and other employee wage and benefits payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits, and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits) or (y) paying taxes, including sales taxes, (b) is an escrow, defeasance or redemption account, (c) is a fiduciary or trust account or otherwise held exclusively for the benefit of an unaffiliated third party, or (d) has an average daily balance of less than $50,000 individually, provided, that the average daily balance of all such accounts under this clause (d) shall not exceed $300,000 in the aggregate at any time.

“Excluded Collateral” has the meaning set forth on Exhibit A.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes that are (or would be) required to be withheld pursuant to a law in effect on the date Lender becomes a Lender under this Agreement, (c) Taxes attributable to Lender’s failure to comply with Section 2.5.2, (d) any U.S. federal withholding Taxes imposed under FATCA, (e) U.S. backup withholding Taxes, (f) Taxes resulting from the gross negligence or willful misconduct of Lender, (g) penalties, interest and additions to Tax relating to any of the foregoing; and (h) Taxes excluded from the definition of Other Taxes.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements.

“Financial Advisor” means Evercore Group, L.L.C., in its capacity as financial advisor to the Lender and its counsel solely with respect to the Loan Documents.

“First Amendment” means that certain Amendment No. 1 and Consent under the Amended and Restated Loan and Security Agreement, dated November 8, 2018, among Borrower, Guarantor and Lender.

“First Amendment Effective Date” means November 8, 2018.

“Fiscal Year” means the fiscal year of Borrower and its subsidiaries, ending on December 31 of each calendar year.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower organized outside the United States.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any multinational authority, any securities exchange and any self-regulatory organization.

“Guarantee Obligations” means, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Indebtedness or other payment obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such

Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guarantor” means (a) each domestic Subsidiary of the Borrower other than Aegerion Securities Corporation, a Massachusetts corporation, including each Subsidiary listed under the heading “Guarantors” on Schedule 1, and (b) each other Subsidiary that becomes a Guarantor pursuant to the terms hereof

“Indebtedness” is (a) indebtedness for borrowed money or the deferred purchase price of property or services (other than accounts payable to the trade creditors in the ordinary course of business), such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indenture” means the indenture dated as of August 15, 2014 (as amended, modified, supplemented, renewed, restated or replaced from time to time and in effect on ~~or prior to~~ the First Amendment Effective Date), pursuant to which the Convertible Notes have been issued.

“Initial Budget” means the initial thirteen (13) week cash flow forecast for the period commencing on the First Amendment Effective Date substantially in the form delivered to the Lender on the First Amendment Effective Date, that has been acknowledged and approved by the “Financial Advisor” (as defined in the New Bridge Credit Agreement) as the Initial Budget under the New Bridge Credit Agreement and this Agreement in a written notice from the “Financial Advisor” (as defined under the New Bridge Credit Agreement) to the Borrower on or prior to the First Amendment Effective Date.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s or Guarantor’s right, title, and interest in and to the following:

(a)                                 its Copyrights, Trademarks and Patents;

(b)                                 any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)                                  any and all source code;

(d)                                 any and all design rights which may be available to Borrower or Guarantor, as applicable;

(e)                                  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above;

(f)                                   all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)                                  license or other rights to any third party rights of the same nature as those described in (a) through (f), above.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s or Guarantor’s, as applicable, custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Lender” is defined in the preamble hereof; provided, that any reference to Lender in this Agreement or any of the other Loan Documents shall be deemed to include Lender’s successors and permitted assigns.

“Lender Expenses” are all  ~~audit~~reasonable fees ~~and expenses~~, costs, and expenses (including reasonable and documented attorneys’ fees and expenses~~) for~~ and all fees and expenses of Lender’s financial advisors or any other Professionals) for or in connection with preparing, executing, delivering, amending, modifying, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings~~) or otherwise incurred with respect to Borrower.~~ or any workout or restructuring or audit or inspection fees, costs and expenses), whether incurred before, on or after the First Amendment Effective Date, incurred by or on behalf of Lender (in such capacity).

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the  ~~Subordination~~New Bridge Intercreditor Agreement, the Perfection Certificate, the First Amendment, any intellectual property security agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower, Guarantor and/or for the benefit of Lender in connection with any of the foregoing, all as amended, restated, supplemented, renewed, restated or replaced from time to time.

“Loan Parties” or “Loan Party” means, collectively or individually as the context may require, the Borrower and each Guarantor.

“Material Adverse Change” means (a) a material ~~impairment in the perfection or priority of Lender’s Lien in all or a material portion of the Collateral or in the value of all or a material portion of the Collateral; (b) a material,~~ adverse change in ~~the business,~~, or a material adverse effect upon, the operations, ~~or condition (~~business, properties, assets, liabilities (actual or contingent), financial ~~or otherwise) of~~condition of the Borrower and its Subsidiaries, taken as a whole; ~~or~~ (~~c~~b) a material impairment of the ~~prospect of repayment of any portion of~~ability of the Borrower to perform its material obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material impairment of the Lender’s ability to enforce the Obligations ~~when due~~or realize upon the Collateral.

~~“Myalept Spin-Out Transaction” means a dividend, distribution, conveyance or other transfer by the Borrower to another Person (a “Successor Company”) of all or substantially all of Borrower’s assets constituting the Myalept Intellectual Property and the products and indications therefor, whether made in one transaction or a series of related transactions, which transaction or transactions have been approved by the board of directors of Borrower.~~

“New Bridge Agent” means Cantor Fitzgerald Securities, in its capacity as agent under the New Bridge Credit Agreement and related loan documents, together with its successors and assigns in such capacity.

“New Bridge Credit Agreement” means that certain Bridge Credit Agreement, dated November 8, 2018, among Borrower, the lenders party thereto and the New Bridge Agent.

“New Bridge Debt” means, collectively, the New Money Loans and the Roll Up Loans made by the New Bridge Lenders and incurred by Borrower pursuant to the New Bridge Credit Agreement, including interest, fees and expenses payable under the New Bridge Credit Agreement that have been capitalized and added to the outstanding principal amount of the New Bridge Debt, in accordance with the terms of the New Bridge Credit Agreement.

“New Bridge Intercreditor Agreement” means that certain Subordination Agreement, dated November 8, 2018, among New Bridge Lenders and Lender, as amended, supplemented or otherwise modified from time to time.

“New Bridge Lenders” means each of (i) 1992 MSF International Ltd., (ii) 1992 Tactical Credit Master Fund, L.P., (iii) Athyrium Opportunities II Acquisition, LP, and (iv) Athyrium Opportunities III Acquisition, LP, and each of their respective successors and assigns, in all cases, each in its capacity as a lender under the New Bridge Credit Agreement.

“New Money Debt” means the term loans made by the New Bridge Lenders to Borrower in an aggregate principal amount of $50,000,000 (excluding capitalized interest, fees and expenses) pursuant to the New Bridge Credit Agreement and which are senior in priority to the Term Loans under this Agreement pursuant to the New Bridge Intercreditor Agreement.

“Novelion” means Novelion Therapeutics Inc., a British Columbia corporation.

“Novelion Services” means Novelion Services USA, Inc., a Delaware corporation.

“Obligations” are ~~Borrower’s~~each Loan Party’s obligations to pay when due any debts, principal, interest, Lender Expenses and other amounts ~~Borrower~~any Loan Party owes Lender now or later, whether now existing or hereafter arising under this Agreement, the other Loan Documents, or otherwise (including, for the avoidance of doubt, Guarantee Obligations), including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and the performance of Borrower’s duties under the Loan Documents.

“Offshore Accounts” are deposit and/or operating accounts maintained by ~~Borrower and/or its Related Entities~~any Loan Party with foreign financial institutions for ordinary necessary operating expenses of ~~Borrower and/or its Related Entities~~any Loan Party, provided further that the aggregate balance of all such accounts does not exceed Ten Million Dollars ($10,000,000) in the aggregate at any time.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement), in each case as amended, modified, supplemented, renewed, restated or replaced, and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Original Loan Agreement” is defined in Section 2.1.

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from (and that would not have existed but for) such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of Borrower or other transfer (other than an assignment or designation of a new office made by Lender).

“Participants” is defined in Section 12.2.2.

“Participant Register” is defined in Section 12.2.2.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

~~“Payment Block” is defined in Section 2.4.~~

“Payment Date” is the last calendar day of each fiscal quarter.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Affiliate Services Payments” means payments by the Borrower to Novelion consisting of reimbursements for shared services and other expenses to the extent set forth as a separate line item in the Budget approved by “Required Lenders” (as defined in the New Bridge Credit Agreement).

“Permitted Designated Licensing Transaction” has the meaning set forth on Annex D to the First Amendment (subject to the terms and conditions set forth in the New Bridge Intercreditor Agreement).

“Permitted Designated Licensing Transaction Amount” has the meaning set forth on Annex D to the First Amendment.

“Permitted Indebtedness” is:

(a)                                 Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;

(b)                                 Indebtedness existing on the First Amendment Effective Date and shown on the Perfection Certificate;

(c)                                  unsecured intercompany Indebtedness permitted pursuant to clause (i) of the definition of Permitted Investments;

(d)                                 unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)                                  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)                                   Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)                                  extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiaries, as the case may be;

(h)                                 reimbursement obligations owed to the banks and financial institutions set forth in the Perfection Certificate with respect to credit card services in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000);

(i)                                     Indebtedness of the Borrower represented by obligations under a lease that is required to be capitalized and set forth in the Perfection Certificate in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) at any time;

~~(j)            Borrower’s Indebtedness to the Subordinated Lender pursuant to the Subordinated Loan Agreement and the other Loan Documents (as defined in the Subordinated Loan Agreement) not to exceed an aggregate principal amount of (i) an initial principal amount of $20,000,000, plus (ii) paid-in-kind interest capitalized pursuant to the Subordinated Loan Agreement, as in effect on the date hereof and as modified in accordance with the terms of the Subordination Agreement; and~~

(j)                                    ~~(k)~~ the Indebtedness outstanding under the Convertible Notes as of the ~~Restatement~~First Amendment Effective Date~~.~~;

(k)                                 the New Bridge Debt in a principal amount not to exceed $72,500,000 and subject to the New Bridge Intercreditor Agreement; provided that aggregate principal amount of the New Money Bridge Debt shall not exceed $50,000,000 and the aggregate principal amount of the Roll Up Loans shall not exceed $22,500,000, excluding, in each case paid-in-kind interest, fees and expenses and subject to the terms of the New Bridge Intercreditor Agreement; provided, further, that no Subsidiaries of the Borrower shall guaranty such Indebtedness unless such Subsidiaries also guaranty the Obligations;

(l)                                     Indebtedness consisting of accounts payable incurred in the ordinary course of business past due for more than one hundred twenty (120) days after its stated due date (except for accounts payable contested in good faith) which do not in the aggregate exceed $750,000;

(m)                             other unsecured Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding;

(n)                                 Indebtedness in respect of performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, indemnity, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), and, in each case, letters of credit in respect thereof, incurred in the ordinary course of business;

(o)                                 non-recourse Indebtedness incurred by the Borrower or any of its Subsidiaries to finance the payment of insurance premiums of such Person; and

(p)                                 Indebtedness owed to any Person providing worker’s compensation, unemployment insurance and other social security legislation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any of its Subsidiaries incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person.

“Permitted Investments” are:

(a)                                 Investments (including, without limitation, Subsidiaries) existing on the First Amendment Effective Date and shown on the Perfection Certificate~~;~~, and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment; provided, that the amount of any Investment permitted pursuant to this clause (a) is not increased from the amount of such Investment on the First Amendment Effective Date;

(b)                                 Investments consisting of Cash Equivalents;

(c)                                  Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of ~~Borrower~~Borrower’s or Guarantor’s business;

(d)                                 Investments consisting of Collateral Accounts, provided that any such Collateral Account is subject to a Control Agreement to the extent required hereunder;

(e)                                  Investments accepted in connection with Transfers permitted by Section 7.1;

(f)                                   Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board ~~of Directors~~;

(g)                                  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)                                 Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower or Guarantor in any Subsidiary; ~~and~~

(i)                                     other Investments ~~by Borrower in any of its Subsidiaries for current, ordinary and necessary~~made (i) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, (ii) by any Loan Party in any Foreign Subsidiary for operating expenses in Latin America, Europe, Middle East and Africa and operating expenses and manufacturing costs of inventory in the United Kingdom in each case consistent with past practices and in the ordinary course of business and to the extent set forth in the Budget for such Investments in Foreign Subsidiaries in an aggregate amount and not to exceed ~~Forty Million Dollars ($40,000,000)~~$25,000,000 in the aggregate ~~per fiscal year, provided no Event of Default has occurred and is continuing or would result from such Investment.~~during the term of this Agreement and (iii) by any Subsidiary that is not a Loan Party in any Person to the extent not exceeding $100,000 outstanding at any one time.; and

(j)                                    so long as immediately before and after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed $250,000 in the aggregate (net of any return or distribution of capital or repayments of principal in respect thereof) to the extent expressly set forth in the Budget.

“Permitted Liens” are:

(a)                                 Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents, ~~in each case~~ as amended, modified, supplemented, renewed, restated or replaced from time to time; provided that (i) the Lien does not extend to any additional property or additional Indebtedness (except with respect to paid-in-kind obligations pursuant to the terms of such Indebtedness as in effect on the First Amendment Effective Date) other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Permitted Indebtedness, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted under Section 7.4;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either (i) not ~~due and payable~~overdue for a period of more than thirty (30) days or (ii) being contested in good faith and by appropriate proceedings and for which Borrower or Guarantor, as applicable, maintains adequate reserves~~, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;~~ with respect thereto on its books to the extent required in accordance with GAAP;

(c)                                  purchase money Liens or capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if any such Lien is confined to such property, improvements, replacements and the proceeds and the products thereof and customary security deposits;

(d)                                 Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (~~b~~a) and (c); provided, that any such extension, renewal or ~~replacement~~replacements Lien shall be limited to the property encumbered by the existing Lien with respect thereto and the principal amount of the ~~indebtedness~~Indebtedness secured thereby shall not increase;

(e)                                  Liens in favor of other financial institutions arising in connection with Borrower’s or Guarantor’s deposit and/or securities accounts held at such institutions, provided that the Lender has a perfected security interest in the amounts held in such deposit and/or securities accounts;

(f)                                   statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, suppliers, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not to exceed $50,000 and not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(g)                                  [reserved];

~~(f) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;~~

~~(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);~~

(h)                                 ~~(i)~~to the extent constituting a Lien and permitted under Section 7.1 non-exclusive license of Intellectual Property granted to third parties ~~in the ordinary course of business, and licenses of Intellectual Property that would not result~~and set forth in the Perfection Certificate and other non-exclusive licenses after the First Amendment Effective Date, in each case to the extent not resulting in a legal transfer of title of the licensed ~~property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of~~Intellectual Property and in the ordinary course of business, subject to exclusivity on territory aside from the United States ~~and (ii) any licenses or sublicenses existing as of the date hereof granted to third parties or Affiliates under the Intellectual Property~~or Europe;

~~(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;~~

(i)                                     judgment Liens in existence for less than thirty (30) days after the entry thereof, or with respect to which execution has been stayed or the payment of which is covered in full by insurance maintained with responsible insurance companies, or which judgment Liens do not otherwise result in an Event of Default under Section 8.7;

(j)                                    Liens on cash deposits not to exceed two hundred thousand Dollars ($200,000) securing ~~the obligations of Borrower in connection with the~~ Indebtedness ~~described in~~permitted under clause (h) of ~~the definition of~~ Permitted Indebtedness~~, provided that the aggregate amount of cash deposits subject to such Liens shall not exceed Three Hundred Thousand Dollars ($300,000)~~;

(k)                                 [reserved];

(l)                                     [reserved];

(m)                             Liens granted to the New Bridge Lenders and Subordinated Lenders pursuant to the terms and conditions of the New Bridge Credit Agreement which are subject to the New Bridge Intercreditor Agreement (provided, for the avoidance of doubt, that any liens of the Subordinated Lenders securing obligations in connection with the Roll Up Loans shall at all times be junior and subordinate to the Liens of the Lender in accordance with the New Bridge Intercreditor Agreement);

(n)                                 ~~(k)~~ Liens consisting of deposits ~~or letters of credit to secure obligations of the Borrower~~made in connection with ~~the~~ Indebtedness ~~described in clause (i) of the definition~~of the types permitted under clauses (n) and (p) of Permitted Indebtedness~~; provided, that the aggregate amount thereof shall not exceed One Hundred Thousand Dollars ($100,000); and~~ (in each case, other than for borrowed money) entered into in the ordinary course of business or to secure the obligations otherwise permitted;

~~(l) Liens granted to the Subordinated Lenders pursuant to the terms of the Subordinated Loan Agreement which are subject to the Subordination Agreement.~~

~~“Permitted Myalept Spin-Out Transaction” is defined in Section 7.2~~

(o)                                 easements, rights-of-way, covenants, conditions, restrictions, encroachments, and other survey defects protrusions and other similar encumbrances and minor title defects affecting real property which were not incurred in connection with Indebtedness and do not in any case materially and adversely interfere with the use of the property encumbered thereby for its intended purposes;

(p)                                 Liens arising by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary that is a Guarantor (so long as such Subsidiary remains a Guarantor) to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or such Subsidiary Guarantor or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(q)                                 Liens arising from precautionary Code financing statement filings regarding leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;

(r)                                    any zoning, land-use or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(s)                                   any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased, or subleased;

(t)                                    other Liens not on borrowed money with respect to which the aggregate amount of the obligations secured thereby does not exceed $100,000 at any time outstanding; provided, that no such Liens shall be on Equity Interests of the Borrower or any of its direct or indirect Subsidiaries;

(u)                                 to the extent constituting Liens and permitted under Section 7.1, any leases, subleases, licenses, or sublicenses (other than licenses of Intellectual Property) granted to third parties that do not materially interfere with the Loan Parties’ ordinary course of business;

(v)                                 (i) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary and (ii) Liens securing the financing of insurance premiums (to the extent such Liens extend to the unearned premiums for such insurance) in the ordinary course of business; and

(w)                               nonconsensual statutory Liens arising after the First Amendment Effective Date.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PIK Interest” is defined in Section 2.2(d).

“Professionals” is defined in Section 2.3(b).

“Quarterly Financial Statements” is defined in Section 6.2(a),

“Register” is defined in Section 12.2.1.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” means, as to any Person, any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction or settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Vice President, Treasurer ~~or~~, Secretary or Assistant Secretary of Borrower or Guarantor, as applicable.

“Restatement Effective Date” is the first date on which all the conditions precedent in Section 3.1 are satisfied or waived in accordance with Section ~~12.7~~12.6.

“Restricted License” is any material license or other agreement with respect to which Borrower or Guarantor is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s or Guarantor’s interest in such license or agreement or any other property, or (b) ~~for which~~ a default under or termination of which could ~~interfere with the Lender’s right to exercise its remedies with respect to any Collateral~~reasonably be expected to result in a Material Adverse Change or otherwise result in liabilities in excess of $500,000.

“Roll Up Loans” means the $22,500,000 in principal amount (excluding capitalized interest, fees and expenses) of the Convertible Notes held by the New Bridge Lenders on the First Amendment Effective Date, which, for the avoidance of doubt, shall be deemed loans outstanding and shall be junior in priority to the Term Loans under this Agreement pursuant to the New Bridge Intercreditor Agreement.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Lenders” means the holders of Roll Up Loans.

~~“Subordinated Lenders” shall mean Broadfin Healthcare Master Fund Ltd., Sarissa Capital Management Offshore Master Fund LP, Sarissa Capital Catapult Fund LLC, and their respective successors and assigns, in all cases, each in its capacity as a lender under the Subordinated Loan Agreement.~~

~~“Subordinated Loan Agreement” means that certain Loan and Security Agreement, dated as of March 15, 2018 between the Borrower and the Subordinated Lender, as amended, supplemented or otherwise modified in accordance with the terms of the Subordination Agreement.~~

~~“Subordinated Loan Agent” means Wilmington Savings Fund Society FSB, in its capacity as agent under the Subordinated Loan Agreement and related loan documents, together with its successors and assigns in such capacity.  Any referent to the Subordinated Lenders shall mean, be an include a reference to the Subordinated Loan Agent in its capacity as agent of the Subordinated Lenders.~~

“Subordinated Debt” means indebtedness incurred by Borrower subordinated to Borrower’s now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor(s)), on terms acceptable to Lender.  As of the ~~Restatement~~First Amendment Effective Date the outstanding Subordinated Debt is the ~~indebtedness outstanding under the Subordinated Loan Agreement~~Indebtedness of Borrower in connection with the Roll Up Loans.

~~“Subordination Agreement” means the Subordination Agreement, dated as of the Restatement Effective Date, among Lender, Borrower and the Subordinated Lenders, as amended, supplemented or otherwise modified from time to time.~~

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

~~“Successor Company” has the meaning set forth in the definition of Myalept Spin-Out Transaction.~~

“Tax Distributions” means, distributions from the Borrower to Novelion Services in the aggregate amount necessary to permit Novelion Services to pay all or a portion of the U.S. federal, state and local income tax liabilities which are then due and payable and directly attributable to the income of the Borrower; provided that such amounts are used by such Person for such purpose and the amount of such distributions in any taxable period shall not exceed with respect to any taxable period in which the Borrower files a consolidated, combined, unitary or similar type income tax return with Novelion Services or any direct or indirect parent of Novelion Services as the common parent of such group, the amount of U.S. federal, state and local income tax the Borrower and its Subsidiaries would be required to pay with respect to such taxable period if they filed as a separate consolidated, combined, unitary or other similar group for income tax purposes with the Borrower as the common parent of such group.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” is defined in Section 2.1 hereof and shall include any PIK Interest.

“Term Loan Maturity Date” is the earlier to occur of (i) July 1, 2019 and (ii) such earlier date on which all Obligations become immediately due and payable pursuant to Section 9 of this Agreement.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower or Guarantor, as applicable, connected with and symbolized by such trademarks.

“Trade Secrets” means any trade secrets, know-how, show-how or other confidential or proprietary information, including technical and business information, methods, process, discoveries, improvements, technology, databases, supplier lists and customer lists, in each instance not generally known or easily ascertainable, and all rights in the foregoing.

“Transfer” is defined in Section 7.1.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Restatement Effective Date.

AEGERION PHARMACEUTICALS, INC.

By:
Name:	Barbara Chan
Title:	President

NOVELION THERAPEUTICS INC.

By:
Name:	Michael Price
Title:	Chief Financial Officer

Loan and Security Agreement — Signature Page

EXHIBIT A - COLLATERAL DESCRIPTION

“Collateral” shall mean and include all right, title and interest of the Borrower or Guarantor, as applicable, in all of the following property and assets of the Borrower or Guarantor, as applicable, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)                                 all Accounts and all supporting obligations relating thereto;

(b)                                 all Equipment and fixtures;

(c)                                  all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d)                                 all Intellectual Property (excluding any non-material lease, license, contract or agreement to which the Borrower or Guarantor, as applicable, is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (i) any applicable law, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such applicable law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that the foregoing shall cease to be excluded (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in clauses (i) or (ii) above, provided, further that such excluded Intellectual Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of the Borrower’s or Guarantor’s business, as applicable, associated therewith or attributable thereto);

(e)                                  all Inventory;

(f)                                   all equity interests, securities, Investment Property, and financial assets (excluding equity interests constituting an amount greater than 65% of the total equity interests of any first-tier foreign Subsidiary);

(g)                                  all contract rights, rights of payment which have been earned under any contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(h)                                 all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Borrower or Guarantor, as applicable, or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through and including (h) of this definition; and

(i)                                     all proceeds and products of the property described in clauses (a) through and including (i) of this definition, in whatever form~~.~~;

provided, however, that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and each reference to Collateral or to any relevant type or item of property constituting Collateral shall be deemed to exclude, the following (“Excluded Collateral”): (a) any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed and accepted; (b) any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest in such licenses, franchises, charters or authorizations is prohibited or restricted thereby (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law, including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Code) or any other applicable anti-assignment provisions of the Code; (c) Equipment or other personal property subject to any Lien securing purchase money Indebtedness or a capital lease that is permitted under clause (f) of the definition of Permitted Indebtedness to the extent the contract or other agreement in which such Lien is granted (or the documentation providing for such capital lease) expressly prohibits the creation of any other Lien on such Equipment or other personal property; (d) any Equity Interests (x) constituting an amount greater than 65% of the voting Equity Interests of any “first tier” Foreign Subsidiary or (y) of Aegerion Securities Corporation, a Massachusetts security corporation; and (e) any segregated deposits that constitute Permitted Liens and are prohibited from being subject to other Liens.

Schedule 1 — Guarantors

Aegerion Pharmaceuticals Holdings, Inc., a Delaware corporation

ANNEX B

Bridge Credit Agreement

[Filed Separately]

ANNEX C

Form of Guaranty

GUARANTY

GUARANTY dated as of [•], 2018 (this “Guaranty”), by AEGERION PHARMACEUTICALS HOLDINGS, INC. (“Aegerion Pharmaceuticals Holdings”), a Delaware corporation, each Subsidiary that may from time to time become a party hereto (together with Aegerion Pharmaceuticals Holdings, each, a “Guarantor” and collectively, the “Guarantors”) in favor of NOVELION THERAPEUTICS INC., a corporation incorporated under the laws of British Columbia (“Lender”).

Reference is made to the Amended and Restated Loan and Security Agreement dated as of March 15, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement), among AEGERION PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), the Guarantor, and the Lender.

The Lender has agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lender to extend such credit are conditioned upon, among other things, the execution and delivery of this Guaranty. The Guarantor is a Subsidiary of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Guaranty in order to induce the Lender to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

GUARANTY

Section 1.01.         Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Lender, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, in each case, in accordance with the terms of the Loan Documents, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal, or amendment or modification, of any Obligation.  Each Guarantor waives promptness, presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 1.02.         Guaranty of Payment and Performance; Continuing Guaranty. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and not merely of collection, and waives any right to require that any resort be had by the Lender to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Lender in favor of any Loan Party or any other person. The obligations of each Guarantor hereunder are independent of the obligations of the Borrower or any other Guarantor, and a separate action or actions may be brought and prosecuted against

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each Guarantor whether or not action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action or actions. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether currently existing or hereafter incurred.

Section 1.03.         No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations in accordance herewith and except as provided in Section 1.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, except for termination or release of a Guarantor’s obligations hereunder (but without prejudice to Section 1.04), the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i)            the failure of the Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)           any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guaranty;

(iii)          the failure to perfect any security interest in, the impairment of or the release of, any of the Collateral held by or on behalf of the Lender for the Obligations;

(iv)          any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v)           any other act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity;

(vi)          any illegality, lack of validity or enforceability of any Obligation or any Loan Document;

(vii)         any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Obligations;

(viii)        the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Lender or any other

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person, whether in connection herewith, the other Loan Documents or any unrelated transactions;

(ix)          this Guaranty having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the date hereof;

(x)           the fact that any person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Guaranty, whether or not this fact is known to the Lender;

(xi)          any action permitted or authorized hereunder;

(xii)         any other circumstance (including any statute of limitations) or any act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of the Obligations (without prejudice to Section 1.04)); or

(xiii)        any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other person under any Loan Document, by operation of law or otherwise.

Each Guarantor expressly authorizes the Lender to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations or take any other actions permitted by the Loan Documents, all without affecting the obligations of any Guarantor hereunder.

(b)           To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder (but without prejudice to Section 1.04), each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than, after all Commitments have been terminated, the payment in full in cash or immediately available funds of all the Obligations (other than contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) (but without prejudice to Section 1.04). The Lender may, at its election, exercise any right or remedy available to it against any other Loan Party pursuant to this Guaranty or the other Loan Documents, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that after giving effect thereto all Obligations have been terminated and paid in full (other than contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) (but without prejudice to Section 1.04). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of

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reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, or any security. To the fullest extent permitted by applicable law, each Guarantor waives any all suretyship defenses.

Section 1.04.         Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if, at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization (or analogous proceeding in any jurisdiction) of the Borrower or any other Loan Party or otherwise. The provisions of this Section 1.04 shall survive the termination of this Guaranty.

Section 1.05.         Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether an amortization payment, at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Lender in cash or other immediately available funds the amount of such unpaid Obligation. Subject to the foregoing, to the extent that any Guarantor shall, under this Guaranty or the Credit Agreement as a joint and several obligor, repay any of the Obligations constituting Loans or other advances made to or reimbursement obligations owed by another Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the discharge of Obligations. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA. Upon payment by any Guarantor of any sums to the Lender as provided above, all rights of such Guarantor against the Borrower, any other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article II.

Section 1.06.         Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and

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agrees that the Lender will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 1.07.         Maximum Liability. Each Guarantor, and by its acceptance of this Guaranty, the Lender hereby confirms that it is the intention of all such persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Lender and the Guarantors hereby irrevocably agree that the Obligations of Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not being void or voidable under applicable law, including under Section 548 of the U.S. Bankruptcy Code or any comparable provisions under any other applicable law.

Section 1.08.         Taxes. The provisions of Sections 2.5 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.

ARTICLE II

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 2.01.         Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 2.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Guaranty in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to the Credit Agreement or any other Loan Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 2.02.         Contribution and Subrogation. Subject to Section 1.07, each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 2.03 hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Loan Document to satisfy any Obligation owed to the Lender and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 2.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor subsequently becoming a party hereto, the date of the joinder of such Guarantor hereto). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2.02 shall be

5

subrogated to the rights of such Claiming Guarantor under Section 2.01 hereof to the extent of such payment.

Section 2.03.         Subordination. (a) Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantors under Sections 2.01 and 2.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations until such time as this Guaranty has been terminated in accordance with the terms hereof. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 2.01 and 2.02 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Obligations or any Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.

The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower, any other Guarantor or any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations, until such time as this Guaranty has been terminated in accordance with the terms hereof.

ARTICLE III

MISCELLANEOUS

Section 3.01.         Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10 of the Credit Agreement.

Section 3.02.         Limitation By Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 3.03.         Counterparts. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.

Section 3.04.         Successors and Assigns. This Guaranty binds and is for the benefit of the successors and permitted assigns of each party.  No Guarantor may assign this Guaranty or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion).  Lender has the right to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Guaranty and the other Loan Documents, subject to Sections 12.1 and 12.2  of the Credit Agreement (including any consent rights of the Borrower thereunder).

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Section 3.05.         CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. THE PROVISIONS OF SECTION 11 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AND APPLY MUTATIS MUTANDIS.

Section 3.06.         Severability. Each provision of this Guaranty is severable from every other provision in determining the enforceability of any provision.

Section 3.07.         Counterparts. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. Delivery of an executed counterpart to this Guaranty by facsimile or other electronic transmission (including “.pdf” or “.tif”) shall be as effective as delivery of a manually signed original.

Section 3.08.         Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

Section 3.09.         Termination. This Guaranty, the guarantees made herein and all other interests granted hereby shall terminate and be released automatically when all Obligations (other than contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lender has no further commitment to extend credit under the Credit Agreement.  In connection with any such termination or release, Lender shall execute and deliver to Borrower, at Borrower’s expense, all documents reasonably requested to evidence such termination or release.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty as of the day and year first above written.

AEGERION PHARMACEUTICALS HOLDINGS, INC., as Guarantor

By:
Name:
Title:

Signature Page to Guaranty

NOVELION THERAPEUTICS INC., as Lender

By:
Name
Title

Signature Page to Guaranty

ANNEX D

Certain Definitions

“Permitted Designated Licensing Transaction” means the sale, license or other transfer to a third party of rights to and in Juxtapid; provided, the aggregate “Net Cash Proceeds” (as defined in the Bridge Credit Agreement) received at the closing of such transaction shall be no less than $20,000,000.

“Permitted Designated Licensing Transaction Amount” means the amount permitted to be delivered to Lender pursuant to Section 7.05 of the Bridge Credit Agreement in accordance with Section 1.01 thereof, as in effect on the First Amendment Effective Date, from the “Net Cash Proceeds” (as defined in the Bridge Credit Agreement) of the Permitted Designated Licensing Transaction; provided, that such “Net Cash Proceeds” received from any Permitted Designated Licensing Transaction in excess of $15,000,000 shall be applied to prepay (x) “New Money Loans” (as defined in the Bridge Credit Agreement) and (y) the portion of the Term Loans that the Bridge Lenders agree not to challenge pursuant to the Bridge Subordination Agreement, on a 58% and 42% basis, respectively.

“Certain Proceeds Reinvestment Budget” means a budget approved by the “Required Lenders” (as defined in the Bridge Credit Agreement) detailing the use of up to $12,000,000 of retained sale proceeds with respect to the “Disposition” (as defined in the Bridge Credit Agreement) under Section 7.05(i) of the Bridge Credit Agreement.

ANNEX E

FORM OF
COMPLIANCE CERTIFICATE

To:                             Novelion Therapeutics Inc.

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

Attn: Ben Harshbarger, General Counsel

Email: ben.harshbarger@novelion.com

Ladies and Gentlemen:

This Compliance Certificate is being delivered pursuant to Section 6.2(d) of the Amended and Restated Loan and Security Agreement dated as of March 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Aegerion Pharmaceuticals, Inc. (the “Borrower”), Novelion Therapeutics Inc., corporation incorporated under the laws of British Columbia (“Lender”).  All capitalized terms used and not defined herein have the meanings ascribed thereto in the Loan Agreement.

(a)                                 This Certificate is delivered in conjunction with [the unaudited internally prepared balance sheet and related unaudited internally prepared consolidated statements of income or operations and cash flows of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ended as of [     ] (the “Financials Date”).  Such financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to year-end adjustments.][internally prepared financial statements consisting of a consolidated balance sheet and income statement and cash flows covering the operations of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended as of [     ] (the “Financials Date”). Such financial statements were prepared in a manner consistent with GAAP and with prior practices, and is complete and correct in all material respects, subject to normal year-end adjustments that, in the aggregate, are not material to the Borrower’s business operations.]

(b)                                 The Borrower hereby certifies, represents and warrants that, as of the Financials Date and the date hereof, no Event of Default has occurred and is continuing [other than as follows:].

(c)                                  [Attached hereto as Annex I is a supplement to Sections 3 and 4(b) and Schedules II, III and IV of the Perfection Certificate, updating the information set forth in Sections 3 and 4(b) and Schedules II and III of the Perfection Certificate as of the date hereof.][The Borrower hereby certifies, represents and warrants that there has been no material change in the information set forth in Sections 3 and 4(b) and Schedules II and III of the Perfection Certificate since the First Amendment Effective Date or the latest supplement to Sections 3 and 4(b) and Schedules II, III and IV of the Perfection Certificate delivered to the Lender.]

IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be executed and delivered by a duly authorized Responsible Officer on this [   ] day of [      ], 20[  ].

AEGERION PHARMACEUTICALS, INC.

By:
Name:
Title: